                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                 August 10, 2001
                Date of Report (Date of earliest event reported)


                                 OM GROUP, INC.
             (Exact Name of Registrant as specified in its charter)



           Delaware                  0-22572                   52-1736882
        (State or other            (Commission                 IRS-Employer
jurisdiction of incorporation)      File No.)               Identification No.)



                                50 Public Square
                               3500 Terminal Tower
                           Cleveland, Ohio 44113-2204
              (Address of principal executive offices and zip code)


                                 (216) 781-0083
             (Registrant's telephone number, including area code)


                                       N/A
           Former name or former address, if changed since last report


EXPLANATORY NOTE: Pursuant to Item 7(a) (4) of Form 8-K, this Form 8-K/A amends the Registrant's Form 8-K filed on August 24, 2001, to include the historical financial statements and pro forma financial information required by Item 7(a) and (b)

ITEM 2           ACQUISITION OR DISPOSITION OF ASSETS

                 As reported in its Current Report on Form 8-K filed on August 24, 2001, OM Group, Inc. (the Company) acquired all the businesses of dmc(2) Degussa Metals Catalysts Cerdec AG (dmc(2) Group) on August 10, 2001 for a cash purchase price of approximately 1.2 billion euros. On September 7, 2001, the Company completed the disposition of the electronic materials, performance pigments, glass systems and Cerdec ceramics divisions of dmc(2) Group to Ferro Corporation for a cash purchase price of $525.5 million. The Company transferred to Ferro Corporation all the assets and all the capital interests and shares of companies within these divisions. The cash purchase price was negotiated between the Company and Ferro Corporation as the fair market value of the net assets sold. The Company continues to own the metals management, automotive catalysts, fuel cells, precious metal chemistry, technical materials and jewelry and electroplating businesses of dmc(2) Group.

ITEM 7           FINANCIAL STATEMENTS AND EXHIBITS

                 (a)      Financial Statements of Businesses Acquired

                          The following financial statements of the dmc(2) Group are filed as part of this Current Report on Form 8-K/A:

                           1. Combined Statements of Operations for the year ended September 30, 1998, year ended September 30, 1999, three months ended December 31, 1999 and year ended December 31, 2000;

                           2. Combined Balance Sheets as of September 30, 1999, December 31, 1999 and December 31, 2000;

                           3. Combined Statements of Shareholder's Equity for the year ended September 30, 1998, year ended September 30, 1999, three months ended December 31, 1999 and year ended December 31, 2000;

                           4. Combined Statements of Cash Flows for the year ended September 30, 1998, year ended September 30, 1999, three months ended December 31, 1999 and year ended December 31, 2000;

                           5. Interim Condensed Combined Statements of Operations for the six months ended June 30, 2000 (unaudited) and June 30, 2001 (unaudited);

                           6. Interim Condensed Combined Balance Sheet as of June 30, 2001 (unaudited);

                           7. Interim Condensed Combined Statements of Shareholder's Equity for the six months ended June 30, 2000 (unaudited) and June 30, 2001 (unaudited); and

                           8. Interim Condensed Combined Statements of Cash Flows for the six months ended June 30, 2000 (unaudited) and June 30, 2001 (unaudited).

                 (b)      Pro Forma Financial Information

                           1. Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2000

                           2. Unaudited Pro Forma Combined Statement of Income for the nine months ended September 30, 2001

                 (c)      Exhibits

                          (23.1)     Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2001               OM GROUP, INC


                                /s/ James M. Materna
                                ---------------------
                                James M. Materna
                                Chief Financial Officer
                                (Duly authorized signatory of OM Group, Inc.)

                          INDEPENDENT AUDITORS' REPORT

To the Supervisory Board of

dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft:

We have audited the accompanying combined balance sheets of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft and subsidiaries as of December 31, 2000 and 1999, and September 30, 1999, and the related combined statements of operations, shareholder's equity, and cash flows for the year ended December 31, 2000, three months ended December 31, 1999, and the years ended September 30, 1999 and 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft and subsidiaries as of December 31, 2000 and 1999, and September 30, 1999 and the results of their operations and their cash flows for the year ended December 31, 2000, the three months ended December 31, 1999, and the years ended September 30, 1999 and 1998 in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholder's equity as of December 31, 2000 and 1999 and September 30, 1999 and results of operations for the year ended December 31, 2000, the three months ended December 31, 1999, and the year ended September 30, 1999 to the extent summarized in Note 33 to the combined financial statements.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft

Frankfurt, Germany
November 30, 2001
                                  dmc(2) GROUP
                        COMBINED STATEMENTS OF OPERATIONS
                                   GERMAN GAAP
                               (IN DEM THOUSANDS)



                                                             Year           Year       Three Months          Year
                                                             Ended          Ended           Ended            Ended
                                                           September      September       December          December
                                                Note      30, 1998        30, 1999        31, 1999         31, 2000
                                                ----------------------------------------------------------------------
Sales                                           7          7,509,897      8,144,355       2,230,468       12,127,588
Cost of sales                                   8         (6,966,900)    (7,574,302)     (2,078,472)     (11,385,746)
                                                      ----------------------------------------------------------------
GROSS PROFIT                                                 542,997        570,053         151,996          741,842

Selling expenses                                8           (279,152)      (275,338)        (75,003)        (296,967)
General administrative expenses                 8           (149,774)      (160,949)        (49,697)        (158,056)
Research and development expenses               8            (67,740)       (72,389)        (20,849)        (117,838)
Other operating income                          9             75,644         86,452          29,610          115,276
Other operating expenses                        10           (67,713)       (94,968)        (38,937)         (80,082)
                                                      ----------------------------------------------------------------
NET OPERATING INCOME (LOSS)                                   54,262         52,861          (2,880)         204,175

Income (loss) from investments, net             11            (1,115)        11,612           2,495           17,549
Write-down of investments                                           -             -              40             (683)
Interest expense, net                           12           (15,709)       (27,540)         (6,577)         (53,875)
                                                      ----------------------------------------------------------------
INCOME (LOSS) FROM ORDINARY ACTIVITIES
   BEFORE EXTRAORDINARY ITEMS AND
   INCOME TAXES                                               37,438         36,933         (6,922)          167,166
Extraordinary income (expenses)                 13           119,716        (15,728)        (67,107)         (36,820)
Income taxes                                                 (47,654)        (9,168)          9,168          (44,655)
                                                      ----------------------------------------------------------------
NET INCOME (LOSS)                                            109,500         12,037         (64,861)          85,691
                                                      ==============     ==========      ==========
Dividend payment                                                                                                   -
Minority interests                              14                                                           (28,309)
Loss brought forward upon Formation                                                                           (7,042)
Transfer to reserves, net                                                                                    (42,340)
                                                                                                         -------------
PROFIT AVAILABLE FOR DISTRIBUTION                                                                              8,000
                                                                                                         =============


The accompanying notes are an integral part of the combined financial statements.

                                   dmc(2) GROUP
                             COMBINED BALANCE SHEETS
                                   GERMAN GAAP
                               (IN DEM THOUSANDS)

                                                                           September        December        December
                                                              Note         30, 1999        31, 1999        31, 2000
                                                              --------------------------------------------------------
ASSETS
Intangible assets                                             16              16,682          11,403          11,623
Property, plant and equipment, net                            17             524,336         547,662         597,179
Investments                                                   18              88,723         102,697         128,720
                                                                       -----------------------------------------------
NON-CURRENT ASSETS                                            19             629,741         661,762         737,522

Inventories, net                                              20             575,442         680,597         866,851

Trade accounts receivable, net                                               426,079         444,053         734,363
Accounts receivable from affiliated companies                                 58,084          23,483          56,678
Other accounts receivable and other assets                                    54,705          54,706          90,869
                                                                       -----------------------------------------------
ACCOUNTS RECEIVABLE AND OTHER ASSETS                          21             538,868         522,242         881,910

Cash and cash equivalents                                     22              49,361          70,605          47,146
                                                                       -----------------------------------------------
CURRENT ASSETS                                                             1,163,671       1,273,444       1,795,907

Deferred charges                                              23              66,411          61,798          32,995
                                                                       -----------------------------------------------

TOTAL ASSETS                                                               1,859,823       1,997,004       2,566,424
                                                                       ===============================================


SHAREHOLDER'S EQUITY AND LIABILITIES
Issued capital                                                                    --              --          50,000
Reserves                                                      25                  --              --         483,885
Profit available for distribution                                                 --              --           8,000
Investments by and advances from Degussa                                   1,076,675       1,168,391              --
Minority interests                                            26                  --              --         110,214
                                                                       -----------------------------------------------
Shareholder's equity                                          24           1,076,675       1,168,391         652,099

Provisions for pensions and similar obligations                               78,125          68,758         126,119
Other accrued liabilities                                                    220,251         252,349         247,967
                                                                       -----------------------------------------------
Accrued liabilities                                           27             298,376         321,107         374,086

Liabilities to banks                                                         184,019         184,664         938,726
Advance payments received on orders                                               --              49           2,102
Trade accounts payable                                                       103,600         106,473         252,442
Liabilities to affiliated companies                                          121,821         146,785         277,497
Other liabilities                                                             73,335          67,374          67,501
                                                                       -----------------------------------------------
Liabilities                                                   28             482,775         505,345       1,538,268

Deferred income                                                                1,997           2,161           1,971
                                                                       -----------------------------------------------
TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES                                 1,859,823       1,997,004       2,566,424
                                                                       ===============================================

The accompanying notes are an integral part of the combined financial statements.

                                  dmc(2) GROUP
                   COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                                   GERMAN GAAP
                               (IN DEM THOUSANDS)

                                                                                                           Investments
                                                                                Profit                       by and
                                                                               Available                    Advances
                                         Issued      Capital       Revenue        For        Minority         from
                                         Capital     Reserve       Reserves    Distribution  Interest       Degussa        Total
                                         -----------------------------------------------------------------------------------------
AS OF SEPTEMBER 30, 1997                   --           --            --            --            --       796,459         796,459
Net income                                 --           --            --            --            --       109,500         109,500
Contribution by Degussa, net               --           --            --            --            --       106,507         106,507
                                         -----------------------------------------------------------------------------------------
AS OF SEPTEMBER 30, 1998                   --           --            --            --            --     1,012,466       1,012,466
Net income                                 --           --            --            --            --        12,037          12,037
Contribution by Degussa, net               --           --            --            --            --        52,172          52,172
                                         -----------------------------------------------------------------------------------------
AS OF SEPTEMBER 30, 1999                   --           --            --            --            --     1,076,675       1,076,675
Net loss                                   --           --            --            --            --       (64,861)        (64,861)
Contribution by Degussa, net               --           --            --            --            --       156,577         156,577
                                         -----------------------------------------------------------------------------------------
AS OF DECEMBER 31, 1999                    --           --            --            --            --     1,168,391       1,168,391
Formation (former Cerdec AG)             32,000       109,346        2,685        (7,042)         --      (136,989)          --
Contribution of precious metals
  and automotive catalysts
  divisions by Degussa                   18,000       149,000         --            --            --      (167,000)          --
Conversion of advances to
  liabilities                              --           --            --            --            --      (689,269)       (689,269)
Conversion of advances to
  reserves                                 --           --          93,228          --            --       (93,228)           --
Conversion of advances to minority
 interest                                  --           --            --            --          81,905     (81,905)           --
Contribution by Degussa, net               --         100,458         --            --            --          --           100,458
Net income                                 --           --            --          57,382        28,309        --            85,691
Dividends paid                             --           --         (23,732)         --            --          --           (23,732)
Foreign currency translation
  adjustment                               --           --          10,560          --            --          --            10,560
Reclassifications                          --           --          42,340       (42,340)         --          --              --
                                         -----------------------------------------------------------------------------------------
AS OF DECEMBER 31, 2000                  50,000       358,804      125,081         8,000       110,214        --           652,099
                                         =========================================================================================


The accompanying notes are an integral part of the combined financial statements.

                                   dmc(2) GROUP
                        COMBINED STATEMENTS OF CASH FLOWS
                                   GERMAN GAAP
                               (IN DEM THOUSANDS)

                                                                                                Three
                                                                Year ended     Year ended    Months ended    Year ended
                                                               September 30,  September 30,  December 31,   December 31,
                                                                   1998            1999         1999           2000
                                                               ---------------------------------------------------------

NET INCOME (LOSS)                                                  109,500         12,037     (64,861)         85,691
Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating activities:
Depreciation and amortization                                       94,600         91,369      24,561         100,141
(Gain)/loss on disposal of non-current assets                     (127,831)        (1,265)      1,150           7,639
Provision for deferred taxes                                        (6,147)        (8,755)     (6,627)         19,726
(Income)/loss from investments, net                                  1,115        (11,612)     (2,495)        (17,549)
Write-down of non-current assets                                        --             --      23,507           1,743

CHANGES IN OPERATING ASSETS AND LIABILITIES:
Inventories, net                                                   (17,358)         7,752    (108,176)       (181,411)
Trade accounts receivable, net                                      (1,493)       (72,862)    (20,215)       (285,256)
Accounts receivable from affiliated companies                       13,673         46,728      34,498         (33,256)
Other accounts receivable and assets                                  (961)       (20,084)       (391)        (31,108)
Deferred charges                                                    24,216        (12,726)     11,807          10,020
Provisions for pensions and similar obligations                      3,683          8,759      (9,717)         59,151
Other accrued liabilities                                            8,032         (5,796)     31,525          (2,147)
Advance payments received on orders                                     --             --          49           2,053
Trade accounts payable                                              (2,465)        17,801       1,999         148,182
Liabilities to affiliated companies                                (84,867)        19,220      21,916          48,818
Other liabilities                                                  (13,969)        (9,833)     (5,751)            338
Deferred income                                                     13,605        (10,598)      1,065             161
                                                               ---------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                     13,333         50,135     (66,156)        (67,064)

INVESTING ACTIVITIES:
Purchase of intangible assets                                         (194)        (8,150)         --          (2,847)
Capital expenditures                                              (150,668)      (108,036)    (52,547)       (152,788)
Dividends from investments                                           9,513          1,457          --           8,437
Acquisition of business, net of cash acquired                           --             --          --          (8,745)
Proceeds from disposal of non-current assets                       154,617         16,593      14,272          11,980
                                                               ---------------------------------------------------------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                     13,268        (98,136)    (38,275)       (143,963)

FINANCING ACTIVITIES:
Borrowings from banks, net                                         (11,653)        (2,652)     (3,810)        750,515
Net cash from (to) Degussa                                         (43,092)        53,771     125,159        (562,669)
                                                               ---------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                    (54,745)        51,119     121,349         187,846
Effects of exchange rate movements on cash                          (1,807)          (415)      4,326            (278)
                                                               ---------------------------------------------------------
CHANGE IN CASH AND CASH EQUIVALENTS                                (29,951)         2,703      21,244         (23,459)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    76,609         46,658      49,361          70,605
                                                               ---------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                          46,658         49,361      70,605          47,146
                                                               =========================================================


The accompanying notes are an integral part of the combined financial statements.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                                   GERMAN GAAP
                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(1)     FORMATION OF dmc(2) GROUP, DESCRIPTION OF BUSINESS AND BASIS OF
        PRESENTATION

        FORMATION OF dmc(2) GROUP

        Effective January 1, 2000, Degussa-Huels AG ("Degussa") transferred assets and liabilities constituting its precious metals and automotive catalysts businesses to its wholly-owned subsidiary, Cerdec AG, and its subsidiaries (the "Formation"). Following the Formation, Cerdec AG was renamed dmc(2) Degussa Metals Catalysts Cerdec AG ("dmc(2) AG", together with its subsidiaries collectively referred to as "dmc(2) Group").

        DESCRIPTION OF BUSINESS

        dmc(2) Group produces functional materials using mainly precious metals, base metals and ceramic materials. dmc(2) Group refines precious metals from used materials and precious metals management services. dmc(2) Group also engages in proprietary trading of precious metals.

        BASIS OF PRESENTATION

        The accompanying combined financial statements were prepared in accordance with the provisions of the German Commercial Code ("Handelsgesetzbuch" - "HGB") and the German Stock Corporation Act ("Aktiengesetz" - "AktG"). The combined financial statements of the dmc(2) Group have been prepared in accordance with German generally accepted accounting principles as if dmc(2) Group had been an established legal group during all periods presented.

        PRESENTATION OF YEARS PRIOR TO dmc(2) GROUP FORMATION

        These combined financial statements have been prepared with respect to the sale on August 10, 2001 of all the assets and liabilities of dmc(2) Group to OM Group, Inc. Prior to Formation, dmc(2) Group operations were conducted and accounted for as part of Degussa and of its various subsidiaries. The accompanying combined financial statements as of and for the three month period ended December 31, 1999 and as of and for the years ended September 30, 1999 and 1998 ("carve-out periods") are presented as if dmc(2) Group activities carved out of Degussa had been conducted by separate legal entities for all periods presented. The carve-out periods include the historical assets, liabilities and results of operations allocated to dmc(2) Group prepared from the Degussa historical accounting records and the historical assets, liabilities and results of operations of Cerdec AG. The combined financial statements for the periods presented prior to the Formation may not necessarily be indicative of the results of operations, financial position, and cash flows of dmc(2) Group had it operated as a separate independent company, nor are they an indicator of future performance.

        During the carve-out periods all revenue and expenses attributable to dmc(2) Group are included in the statements of operations. Prior to Formation, the statements of operations also include allocations from Degussa of general corporate overhead, central organizational costs, and other expenses. In all cases, management believes the allocation methods used were reasonable.

        INDEBTEDNESS AND INTEREST

        dmc(2) Group has historically been, and continues to be, dependent upon Degussa for their financing and capital requirements. Financing is provided by Degussa in the form of equity contributions, interest and non-interest bearing intercompany advances and loans. Degussa also guarantees financing obtained from third parties. Additionally, certain legal subsidiaries comprising dmc(2) Group had external indebtedness during the carve-out periods and dmc(2) Group operations incurred interest expense on precious metal lease transactions. Such indebtedness and interest expense is included in the carve-out periods. The capital structure and related interest expense may not necessarily be indicative of the interest expense that dmc(2) Group would have incurred as a separate independent company.

        TAXATION

        Income taxes have been calculated as if dmc(2) Group was a stand-alone entity filing separate tax returns during all periods presented. Income taxes as calculated may not be indicative of income tax expense that dmc(2) Group would have incurred had dmc(2) Group been a separate legal entity.

        In October 2000, the German government enacted new tax legislation which, among other changes, will reduce the dmc(2) Group's statutory corporate tax rate for German companies from 40% on retained earnings and from 30% on distributed earnings to a uniform 25%, effective for dmc(2) Group's year beginning January 1, 2001. The effects of the rate changes were recorded in 2000.

        SHAREHOLDER'S EQUITY

        Prior to Formation, the difference between assets and liabilities allocated to dmc(2) Group is shown as investments by and advances from Degussa within the combined statements of shareholder's equity. Investments by and advances from Degussa prior to Formation include indebtedness, provisions for pensions and similar obligations, trade accounts payable, and other liabilities which could not be reasonably allocated to dmc(2) Group because these amounts were managed on a group basis by Degussa.

        As of the Formation, issued capital, reserves and profit available for distribution are that of dmc(2) AG.

        CHANGE IN FISCAL YEAR

        Effective January 1, 2000, dmc(2) Group's fiscal year end was changed from September 30 to December 31 to conform with Degussa's fiscal year end. As a result, the accompanying financial statements present a three month period ended December 31, 1999.

        CLASSIFICATION

        To improve clarity, certain balance sheet and statement of operations items have been combined with the detail provided in the footnotes. The statements of operations were prepared using the cost-of-sales format. Under the cost-of-sales format, operating expenses are assigned to one of four areas: manufacturing, selling, research and development, and general administration.

        AFFILIATION WITH THE DEGUSSA AG AND E.ON AG GROUPS

        Prior to August 10, 2001, dmc(2) AG was a wholly-owned subsidiary of Degussa, Frankfurt am Main. dmc(2) AG and the companies consolidated are included in the exempting consolidated financial statements of Degussa AG, Frankfurt am Main. The consolidated Degussa group financial statements are on public record with the District Court (Amtsgericht) of Frankfurt am Main. E.ON AG, Duesseldorf, prepared the group financial statements for the largest group of companies of which dmc(2) AG was a part. These group financial statements are on record with the Commercial Registers in Berlin and Duesseldorf and have been published in the Federal Bulletin (Bundesanzeiger). Companies controlled directly and indirectly by E.ON AG are deemed affiliated companies of dmc(2) Group.

(2)     dmc(2) GROUP STRUCTURE

        In connection with the Formation of dmc(2) Group as of January 1, 2000, the following precious metals and automotive catalysts businesses of Degussa were transferred to dmc(2) Group:

         TRANSFERRING COMPANY                      RECEIVING COMPANY                     NAME CHANGED TO
         --------------------------------------------------------------------------------------------------------------
         Degussa-Huels AG, Frankfurt               Cerdec AG, Frankfurt                  dmc(2) AG, Frankfurt
         Degussa-Huels France S.A.                 Cerdec France S.A.                    dmc(2) France S.A.
         Degussa-Huels Ltda., Brazil               Cerdec Produtos Ceramicos             dmc(2) Ltda., Brazil
                                                       Ltda., Brazil
         Degussa-Huels CEE GmbH Vienna             Oegussa GmbH, Vienna
         Degussa-Huels Corporation, USA            Cerdec Corporation, USA               dmc(2) Corporation, USA
         Degussa-Huels Corporation, USA            dmc(2) L.P., USA*
         Degussa-Huels Mexico S.A. de CV.          Cerdec Mexico S.A. de C.V.            dmc(2) S.A. de C.V., Mexico
         Degussa-Huels Japan Co., Ltd.             Cerdec Japan Co. Ltd.                 dmc(2) Japan Ltd.
         Degussa-Huels Ltd., UK                    Cerdec (UK) Ltd.                      dmc(2) (UK) Ltd.
         Degussa-Huels Canada Ltd.                 dmc(2) Canada Corp.*
         Algorax (Pty.) Limited,                   dmc(2) Catalyst Ltd.,
              South Africa                             South Africa*
         Degussa-Huels China Ltd.,                 dmc(2) China Ltd., Hong Kong*
              Hong Kong

         * Newly formed company

       Furthermore, shares in the following companies were transferred to the dmc(2) Group during 2000 in accordance with the transfer and acceptance agreement:

       Allgemeine Gold- und Silberscheideanstalt AG, Pforzheim
       Degussa-NA Edelmetall GmbH, Hanau
       Norddeutsche Affinerie AG, Hamburg
       Prometron GmbH Produkte fuer Elektronik und Elektrotechnik GmbH, Hanau International Catalyst Technology, Inc., Calvert City/USA
       Coimpa Sociedade Industrial de Metais Preciosos da Amazonia Ltda.,
        Guarulhos/Brazil
       Newtechnos Argentina S.A. (NASA), Buenos Aires/Argentina dmc(2)Metals (Thailand), Bangkok/Thailand
       Nadir Allgemeine Soymetaller, Istanbul/Turkey
       Allgemeine France S.A.R.L., Brunstatt/France
       ICT Co. Ltd., Osaka/Japan
       Schoene Edelmetaal B.V., Amsterdam/Netherlands
       Degussa Galvanotechnik GmbH, Schwaebisch-Gmuend
       Clarex S.A., Guarulhos/Brazil
       Icomeq Industria e Comercio Ltda., Guarulhos/Brazil dmc(2)Electronic Materials B.V., Uden/Netherlands dmc Catalyst Ltd., Port Elizabeth/South Africa

       dmc(2) L.P.

       Through a subsidiary, dmc(2) AG owns a 1% interest in dmc(2) L.P. The remaining 99% interest is owned by dmc(2) AG's parent, Degussa. However, pursuant to the transfer and acceptance agreement with Degussa, dmc(2) L.P. is subject to the management authority of dmc(2) AG and thus, control is exercised by dmc(2) AG. Degussa's interest in dmc(2) L.P.'s equity and profits are accordingly shown as minority interests in the combined financial statements as of December 31, 2000. During the carve-out periods, Degussa's interest in dmc(2) L.P.'s equity is included as investments by and advances from Degussa.

(3)    COMBINED AND ASSOCIATED COMPANIES

       Besides dmc(2) AG, the dmc(2) Group combined financial statements include three domestic and thirty-two foreign group companies, which include carved-out businesses (September 30, 1998: three domestic, twenty-four foreign; September 30, 1999 and December 31, 1999: three domestic, twenty-five foreign). Inclusion was based on a voting rights majority held either directly or indirectly. dmc(2) L.P., Washington/U.S.A. was an exception in this respect and was included pursuant to ss. 290 (2) no. 2 of HGB. Colorificio Pardo, S.p.A., Corlo/Italy, Degussa Skandinavien Katalysator AB, Karlskoga/Sweden, Cerpart S.R.L., Mailand/Italy, Cerdec Holding Co., Las Vegas/USA and Cerdec Royalty Co., Las Vegas/USA were first included in the scope of consolidation during the year ended September 30, 1998. dmc(2) Electronic Materials B.V., Uden/Netherlands was consolidated following acquisition during the year ended September 30, 1999. Demeca, Mexico was founded in the year ended December 31, 2000. dmc(2) Electronic Components USA was consolidated following acquisition during the year ended December 31, 2000.

       The 30% minority interest of Cerdec AG, formerly held by Ciba Geigy, was acquired in the year ended September 30, 1999 and the resulting goodwill was offset against investments by and advances from Degussa.

       Certain carved-out businesses were not established as legal companies prior to fiscal 2000. These businesses included dmc(2) Iberica S.A., dmc(2) Italia S.p.A., Cerdec Ceramics Brasil, Cerdec Ceramics Mexico and Cerdec Ceramics Inc., USA.

         Twelve subsidiaries and carved-out businesses (September 30, 1998: 12; September 30,1999: 13; December 31, 1999: 13) have not been consolidated as they are not material to the dmc(2) Group's net assets, financial position and operating results.

         Nine foreign companies, of which three are subsidiaries, (September 30, 1998: two foreign companies; September 30, 1999: five foreign companies, of which one is a subsidiary; December 31, 1999: five foreign companies, of which one is a subsidiary) have been included as equity investments in the combined financial statements in accordance with the regulations on associated companies under ss. 311 ff. HGB in conjunction with ss. 312 (1) no. 1 HGB. No adjustments to comply with uniform Group accounting and valuation guidelines or elimination of intercompany profits were made in relation to these companies. Investments in two companies (September 30, 1998: seven companies; September 30, 1999: seven companies; December 31, 1999: seven companies), were not included as associated companies because they are not material. As of December 31, 2000, Norddeutsche Affinerie AG, Hamburg, is included as an other investment due to the discontinuation of gold and silver refining operations and the decline in mutual business transactions. Norddeutsche Affinerie AG was included as an equity investment as of December 31, 1999 and September 30,1999.

(4)      PRINCIPLES OF COMBINATION

         In the process of combination, the acquisition cost of subsidiaries is offset against the book value of the pro rata share of shareholder's equity at the date of acquisition or initial combination. The resulting difference between the cost of acquisition and shareholder's equity is allocated to the relevant assets or liabilities insofar as their fair market value differs from their book value. In general, the excess of the purchase price over the fair value of the net assets acquired is offset against shareholder's equity without impacting the dmc(2) Group operating results. In general, negative goodwill arising from combinations is shown as a component of shareholder's equity except when the particular circumstances indicate that a liability exists, in which case such differences are allocated to liabilities. The initial full combination of subsidiaries and carved-out businesses resulted in positive (debit) differences of DM 0.7 million as of December 31, 2000 (September 30, 1998: positive (debit) differences of DM 8.1 million and negative (credit) differences of DM 1.7 million; September 30, 1999: DM
         0.0 million; December 31, 1999: DM 0.0 million).

         The initial inclusion of equity investments in the year ended December 31, 2000 resulted in positive (asset side) differences of DM 10.1 million which are being amortized as goodwill over 15 years, and negative (equity side) differences of DM 31.0 million (year ended September 30, 1999: DM 4.1 million) which were added to shareholder's equity without impacting earnings.

         Accounts receivable and accounts payable between combined companies have been eliminated. The valuation of assets has been adjusted to eliminate unrealized intercompany profits. Accordingly, such assets are valued at their cost to the dmc(2) Group as a whole. Intercompany sales and other income from transactions within the dmc(2) Group have been offset against the corresponding expenditure.

         Deferred taxes are recorded if any difference in the tax charge resulting from combination measures is expected to be reversed in subsequent financial years. In this process, prepaid and deferred taxes have been netted, taking into account the tax adjusting entries in the individual balance sheets.

(5)      ACCOUNTING AND VALUATION PRINCIPLES

         The combined financial statements of the dmc(2) Group are prepared on a uniform basis of accounting with respect to combined subsidiaries.

         INTANGIBLE ASSETS

         Acquired intangible assets, other than goodwill, are shown at the acquisition cost less scheduled depreciation over a maximum period of 5 years. Goodwill is depreciated over 15 years. Unscheduled depreciation is taken where declines in value are expected to be other than temporary.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at historical cost. The production cost of self-manufactured assets includes an allocation of overhead and depreciation on production plant and equipment in addition to the cost of materials and labor.

         Depreciation is recorded on a scheduled basis over the useful life that is usual in the relevant industry sector. Where permissible for tax purposes, the declining balance method is used until the residual book value over the remaining useful life of the asset results in a higher straight-line depreciation charge. Unscheduled depreciation is taken where a loss in value is expected to be permanent. Low-value items are expensed in full in the year of acquisition.

         INVESTMENTS

         Shares in affiliated companies and investments in other companies are valued at cost of acquisition or at their lower assignable value on the balance sheet date if declines in value are other than temporary. The book values of associated enterprises have been adjusted for the pro rata amount of changes in shareholder's equity. Generally, the accounting policies locally applied by the associated enterprises were kept unchanged. The cost of acquisition was generally netted against pro rata shareholder's equity at the time of acquisition.

         INVENTORY

         The valuation of raw materials and supplies is based on the lower of average purchase cost or market price. Write-downs are recorded to reflect declines in value resulting from obsolete and slow moving items. Precious metals have generally been accounted for under the LIFO method. Write-downs are reversed where necessary. Work in progress and finished goods, other than precious metals are valued at cost of production. The cost of production of work in progress and finished goods includes all amounts required to be capitalized for German tax purposes. These include the cost of labor and materials, appropriate overhead costs, and a pro rata share of depreciation.

         RECEIVABLES

         Receivables are stated at nominal value less discounts and allowances. dmc(2) Group covers specific risks relating to accounts receivable with valuation allowances. The general credit risk is reflected in a general allowance. For the periods ending September 30, 1998, September 30 and December 31, 1999, the general allowance for receivables not otherwise provided for was 4% of accounts receivable. In the period ended December 31, 2000, the allowance was revised to 1% for certain subsidiaries to conform with internationally accepted accounting practices, which focus more directly on the specific recovery risk. This led to a reduction in the general allowance by approximately DM 4,700 with respect to accounts receivable as of January 1, 2000.

         DEFERRED TAXES

         Deferred tax assets and liabilities are calculated for temporary differences between the valuation of assets and liabilities in the financial statements of combined companies and the carrying amounts for tax purposes using the tax rates either in effect or expected to apply in the period of reversal. Deferred tax assets are calculated with respect to tax loss carry forwards if there are offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

         PENSION PROVISIONS

         Pension provisions and similar obligations including health care commitments are actuarially determined utilizing the projected unit credit method customarily used in international accounting. Thus, pension provisions are calculated as the present value of the vested pension rights.

         Pension provisions are calculated on the basis of local economic conditions. The German pension calculation used the following rates:

                                                   -------------------------------------------------------------------
                                                         September              December              December
                                                         30, 1999               31, 1999              31, 2000
                                                   -------------------------------------------------------------------
         Interest rate                                    6.00 %                 6.25%                  6.25%
         Annual pension increase                          1.00 %                 1.25%                  1.25%
         Annual wage and salary increase                  2.50 %                 2.75%                  2.75%
         Average staff fluctuation rate                   2.00 %                 2.00%                  2.00%
         Actuarial table                              Bode & Grabner         Bode & Grabner            Heubeck
                                                      PK Chemie 1996         PK Chemie 1996       Richttafeln 1998

         ACCRUED LIABILITIES

         Other accrued liabilities are shown in the balance sheet at the expected payable amount. Liabilities are stated at the higher of nominal value or at the amount repayable.

(6)       CURRENCY TRANSLATION

          Accounts receivable and payable in foreign currencies, that are not hedged against changes in exchange rates, are initially recorded at the rates of exchange in force when first entered in the accounts. Unrealized losses due to changes in exchange rates are taken into account as of the balance sheet date. Gains are recognized when realized.

          The financial statements of foreign subsidiaries and associated companies are translated in the group financial statements using the concept of functional currencies. As a rule, the functional currency is the local currency as these companies conduct their business independently from a financial, economic and organizational point of view. Assets and liabilities are therefore translated at closing rates on the balance sheet date. Shareholder's equity is translated at historical rates, while income and expenses are translated using average reporting period rates. Differences arising from the currency translation of assets and liabilities compared to the previous period and translation differences between the balance sheet and statement of operations are recorded in shareholder's equity.

          The exchange rates for the more significant currencies for the dmc(2) Group are as follows:

           (DEM)                             Closing rate                                Average rate
                              ----------------------------------------------------------------------------------------
                                  Year       Year      Three       Year       Year      Year       Three      Year
                                  Ended     Ended      Months     Ended      Ended      Ended      Months     Ended
                                September  September  December   December   September  September  December   December
                                30, 1998   30, 1999   31, 1999   31, 2000   30, 1998   30, 1999   31, 1999   31, 2000
                              ----------------------------------------------------------------------------------------
           1 USA        USD      1.67590    1.83380    1.94690    2.10191    1.78290    1.78030    1.88330    2.11759
           1 Brazil     BRL      1.40770    0.94510    1.08740    1.07790    1.56790    1.11840    0.98510    1.15872
           100 Japan    JPY      1.23450    1.74070    1.90390    1.82920    1.35150    1.51770    1.80270    1.96620
           100 Mexico   MXN      16.8649    19.5192    20.5106    21.9235    20.8920    18.5220    20.0317    22.3865
           1 Canada     CAD      1.10070    1.24960    1.33890    1.40052    1.23130    1.18580    1.27910    1.42701
           1 S. Africa  ZAR      0.28500    0.30470    0.31650    0.27770    0.34060    0.29620    0.30880    0.30582



(7)       SALES
          (in DEM million)
                                                          Year            Year          Three Months          Year
                                                         Ended            Ended            Ended              Ended
                                                       September        September         December           December
                                                        30,1998         30, 1999         31, 1999           31, 2000
         -------------------------------------------------------------------------------------------------------------
           SALES BY ACTIVITY
           Industrial Products                           2,769             3,058              873             4,408
           Metals Management                             4,741             5,086            1,357             7,720
                                                ----------------------------------------------------------------------
           TOTAL GROUP                                   7,510             8,144            2,230            12,128
                                                ======================================================================

           SALES BY REGION
           Germany                                       4,025             4,455            1,185             5,071
            Other European countries                       475               489              149               553
            NAFTA                                        2,422             2,657              750             5,330
            Latin America                                  359               262               57               466
            Asia                                           153               195               59               374
            Africa, Australia, Oceania                      76                86               30               334
                                                ----------------------------------------------------------------------
           Foreign                                       3.485             3,689            1,045             7,057
                                                ----------------------------------------------------------------------
           TOTAL GROUP                                   7,510             8,144            2,230            12,128
                                                ======================================================================

          Sales are reported according to their nature into business activity:
          Industrial Products (Advanced Materials, Chemicals & Catalysts) and Metals Management.

          Advanced Materials consists of the following divisions: Electronic Materials, Technical Materials, Performance Colors and Pigments, Glass Systems, Jewelry and Electroplating, and Cerdec Ceramics. These divisions concentrate primarily on the production of functional materials, multi-layer systems, and surfaces for different markets.

          Chemicals and Catalysts constitutes the chemical sector of the dmc(2) Group. Its three closely related divisions - Automotive Catalysts, Precious Metals Chemistry, and Fuel Cells - deal primarily with the catalytic effects of precious metals and their recycling.

          Metals Management includes revenue from precious metals trading.

(8)       FUNCTIONAL COSTS

          Costs of sales consist of manufacturing costs and the cost of purchased goods sold including costs associated with precious metal trading. Costs of sales also includes cost of materials, external services and payroll costs, depreciation relating to manufacturing operations, machinery repairs, taxes and write-downs on inventories.

          Selling expenses include the costs of maintaining sales and distribution departments and advertising expense. Research and development expenses include the cost of maintaining the research departments and product and process development costs. General administrative expenses relate to management and administrative functions which are not included in manufacturing, selling and distribution, or research and development departments.

(9)       OTHER OPERATING INCOME

          Other operating income includes insurance reimbursements, release of accrued liabilities, exchange gains, and income related to other accounting periods. Income relating to other accounting periods amounts to DM 10,731 for the year ended December 31, 2000 (September 30, 1998: DM 20,781; September 30, 1999: DM 5,772; December 31, 1999:
          DM 4,248) and includes primarily income from the disposal of non-current assets, the reversal of write-downs of accounts receivable, and reimbursements for costs incurred in prior years.


                                                               Year            Year          Three Months        Year
                                                               Ended           Ended           Ended             Ended
                                                             September       September       December          December
                                                             30, 1998        30, 1999         31, 1999         31, 2000
                                                     -------------------------------------------------------------------
         Other operating income                                 75,644          86,452           29,610         115,276
                                                     ===================================================================

(10)      OTHER OPERATING EXPENSES

          Other operating expenses include expenses arising from allowances and write-downs of accounts receivable, additions to accrued liabilities, and expenses relating to other accounting periods. Expenses relating to other accounting periods amount to DM 5,913 for the year ended December 31, 2000 (September 30, 1998: DM 25,756; September 30, 1999:
          DM 752; December 31, 1999: DM 10,496).

                                                              Year            Year          Three Months        Year
                                                              Ended           Ended           Ended             Ended
                                                             September       September       December          December
                                                            30, 1998        30, 1999         31, 1999         31, 2000
                                                     -------------------------------------------------------------------
         Other operating expenses                             (67,713)        (94,968)         (38,937)        (80,082)
                                                     ===================================================================

(11)      INCOME (LOSS) FROM INVESTMENTS, NET

                                                            Year              Year           Three Months        Year
                                                            Ended             Ended           Ended             Ended
                                                           September        September         December          December
                                                          30, 1998          30, 1999          31, 1999         31, 2000
                                                     -----------------------------------------------------------------
         Income from investments                               3,513           1,323                -             531
            (of which from affiliated companies)              (2,764)           (611)              (-)           (354)
         Equity income (loss) from associated
            companies                                        (4,628)          10,289            2,495          17,018
                                                     -----------------------------------------------------------------
         TOTAL                                               (1,115)          11,612            2,495          17,549
                                                     =================================================================


(12)      INTEREST EXPENSE, NET

                                                              Year           Year          Three Months     Year
                                                               Ended          Ended          Ended           Ended
                                                             September      September        December        December
                                                             30, 1998       30, 1999       31, 1999        31, 2000
                                                        --------------------------------------------------------------
         Interest and similar income                           40,216          15,604         7,251         43,771
            (of which from affiliated companies)               (7,266)         (1,204)         (311)        (5,012)
            (of which relate to precious metal leases)        (16,037)         (7,801)       (4,997)       (31,716)
         Interest and similar expenses                        (55,925)        (43,144)      (13,828)       (97,646)
            (of which from affiliated companies)               (8,282)        (18,839)       (5,279)       (29,160)
            (of which relate to precious metal leases)        (28,751)        (14,585)       (5,777)       (24,209)
                                                        ----------------------------------------------------------
         INTEREST EXPENSE, NET                                (15,709)        (27,540)       (6,577)       (53,875)
                                                        ==========================================================

          The metals management segment is responsible for managing the metal position of dmc(2) Group utilizing forward contracts and metal lease contracts with suppliers, banks, customers and other third parties. Metals management also finances the production needs of dmc(2) Group entities through the use of metal leases.

(13)      EXTRAORDINARY INCOME (EXPENSES)

          The extraordinary income in fiscal year 1998 primarily relates to the sale of a 10% interest in Norddeutsche Affinerie AG, Hamburg. The extraordinary expenses shown in the year ended December 31, 2000 reflect primarily the impact of LIFO valuation of precious metals inventories, the costs of forming the dmc(2) Group, unscheduled depreciation and expenses related to the transfer of the Cerdec Ceramics operations. The extraordinary expenses shown in prior periods resulted primarily from restructuring measures which took place at different locations in the dmc(2) Group.

                                                         Year             Year          Three Months        Year
                                                          Ended            Ended          Ended             Ended
                                                         September        September       December          December
                                                         30, 1998         30, 1999       31, 1999          31, 2000
                                                  --------------------------------------------------------------------
         Extraordinary income                              123,199              -               944            9,237
         Extraordinary expense                             (3,483)         (15,728)         (68,051)         (46,057)
                                                  --------------------------------------------------------------------
         EXTRAORDINARY INCOME (EXPENSES)                   119,716         (15,728)         (67,107)         (36,820)
                                                  ====================================================================

(14)     MINORITY INTERESTS

                                                          Year             Year          Three Months       Year
                                                          Ended            Ended          Ended             Ended
                                                         September        September       December          December
                                                         30, 1998         30, 1999       31, 1999          31, 2000
                                                  --------------------------------------------------------------------
         MINORITY INTERESTS                                   --               --               --          (28,309)
                                                  ====================================================================

         Minority interests primarily relate to dmc(2) L.P., Coimpa Sociedade Industrial de Metais Preciosos da Amazonia Ltda., Allgemeine Gold- und Silberscheideanstalt AG, Degussa Galvanotechnik GmbH, Degussa Catalyst (Pty.) Ltd., and Schoene Edelmetaal B.V.

(15)      ADDITIONAL OPERATING INFORMATION

          COST OF MATERIALS

                                                            Year            Year          Three Months      Year
                                                            Ended           Ended          Ended            Ended
                                                           September       September       December         December
                                                           30, 1998        30, 1999       31, 1999         31, 2000
                                                     -----------------------------------------------------------------
         Cost of raw materials, supplies and
              merchandise purchased                        6,484,049       7,023,576        1,863,538      10,640,983
         Cost of external services                            44,768          43,675           12,460          59,646
                                                     -----------------------------------------------------------------
         TOTAL                                             6,528,817       7,067,251        1,875,998      10,700,629
                                                     =================================================================

         Costs of raw materials, supplies and merchandise purchased includes precious metal trading activity.


         PAYROLL COSTS

                                                            Year            Year          Three Months      Year
                                                            Ended           Ended          Ended            Ended
                                                           September       September       December         December
                                                           30, 1998        30, 1999       31, 1999         31, 2000
                                                     -----------------------------------------------------------------
         PERSONNEL EXPENSES
         Wages and salaries                                  343,799         366,987           92,682         453,924
         Social security contributions and
              expenses for pensions and similar
              obligations                                    110,838         109,539           31,260         126,050
              (of which from pensions)                       (35,899)        (35,874)         (10,425)        (41,013)
                                                     -----------------------------------------------------------------
         TOTAL                                               454,637         476,526          123,942         579,974
                                                     =================================================================

          UNSCHEDULED DEPRECIATION OF INTANGIBLE ASSETS AND PROPERTY PLANT AND EQUIPMENT

          Unscheduled depreciation of intangible assets and property plant and equipment totaled DM 23,547 for the three months ended December 31, 1999.


          AVERAGE NUMBER OF EMPLOYEES DURING THE FINANCIAL PERIODS

                                                            Year            Year          Three Months      Year
                                                            Ended           Ended          Ended            Ended
                                                           September       September       December         December
                                                           30, 1998        30, 1999       31, 1999         31, 2000
                                                     -----------------------------------------------------------------
         Germany                                               2,221           2,203            2,165           2,342
         Abroad                                                2,735           2,869            2,867           3,102
                                                     -----------------------------------------------------------------
         TOTAL                                                 4,956           5,072            5,032           5,444
                                                     =================================================================

AVERAGE NUMBER OF EMPLOYEES BY PRODUCT LINE DURING THE FINANCIAL PERIODS

                                                             Year            Year          Three Months      Year
                                                            Ended           Ended          Ended            Ended
                                                           September       September       December         December
                                                           30, 1998        30, 1999       31, 1999         31, 2000
                                                     -----------------------------------------------------------------
         Advanced Materials                                    3,608           3,690            3,663           4,087
         Chemicals and Catalysts                               1,318           1,352            1,340           1,304
         Metals Management                                        30              30               29              53
                                                     -----------------------------------------------------------------
         TOTAL                                                 4,956           5,072            5,032           5,444
                                                     =================================================================

 (16)    INTANGIBLE ASSETS

                                                                       September          December          December
         BOOK VALUE, NET                                               30, 1999           31, 1999          31, 2000
                                                                ------------------------------------------------------
         Franchises, licenses and industrial property
              rights and similar rights and assets                          2,603             3,553             3,644
         Goodwill                                                          14,061             7,472             7,979
         Advance payments                                                      18               378                 -
                                                                ------------------------------------------------------
         TOTAL                                                             16,682            11,403            11,623
                                                                ======================================================

         DEVELOPMENT                                                     Year          Three Months         Year
                                                                        Ended           Ended              Ended
                                                                      September         December           December
                                                                      30, 1999        31, 1999           31, 2000
                                                                ------------------------------------------------------
         COSTS OF ACQUISITION OR PRODUCTION
         Opening balance                                                 29,845            32,774            37,284
         Exchange differences                                              (828)              859              (277)
         Changes in scope of combination                                  1,769                 -                 -
         Additions                                                        8,150             5,099             5,215
         Disposals                                                       (6,469)           (1,448)          (16,414)
         Reclassifications                                                  307                 -               477
                                                                ------------------------------------------------------
         Closing balance                                                 32,774            37,284            26,285

         ACCUMULATED DEPRECIATION

         Opening balance                                                 18,863            16,092            25,881
         Exchange differences                                            (1,078)              333              (210)
         Additions                                                        2,681             9,820             3,840
         Disposals                                                       (4,374)             (364)          (14,723)
         Reclassifications                                                    -                 -              (126)
                                                                ------------------------------------------------------
         Closing balance                                                 16,092            25,881            14,662
                                                                ------------------------------------------------------
         BOOK VALUE, NET                                                 16,682            11,403            11,623
                                                                ======================================================

Depreciation of DM 9,820 for the three months ended December 31, 1999 includes DM 9,176 of unscheduled depreciation of goodwill relating to Colorificio Pardo S.p.A. reducing the related goodwill to zero.

(17)      PROPERTY, PLANT AND EQUIPMENT

          BOOK VALUE, NET

                                                                                 September      December      December
                                                                                 30, 1999      31, 1999      31, 2000
                                                                             ------------------------------------------
         Land, land rights,buildings, including buildings on leased land           200,501       205,284       215,449
         Technical equipment and machinery                                         218,181       220,922       242,805
         Other plant, factory and office equipment                                  49,859        48,250        53,137
         Advance payments and construction work in progress                         55,795        73,206        85,788
                                                                             ------------------------------------------
         TOTAL                                                                     524,336       547,662       597,179
                                                                             ==========================================

         DEVELOPMENT                                                     Year           Three Months        Year
                                                                          Ended            Ended            Ended
                                                                        September         December          December
                                                                        30, 1999         31, 1999          31, 2000
                                                                  ----------------------------------------------------
         COSTS OF ACQUISITION OR PRODUCTION
         Opening balance                                               1,265,516         1,333,001        1,391,146
         Exchange differences                                            (28,463)           38,508           (6,990)
         Changes in scope of combination                                  17,231                 -            5,881
         Additions                                                       108,036            52,547          158,720
         Disposals                                                       (29,012)          (32,910)         (54,579)
         Reclassifications                                                  (307)                -             (477)
                                                                  ----------------------------------------------------
         Closing balance                                               1,333,001         1,391,146        1,493,701

         ACCUMULATED DEPRECIATION

         Opening balance                                                 756,183           808,665          843,484
         Exchange differences                                            (20,098)           20,357           (4,012)
         Additions                                                        88,688            38,288           97,361
         Disposals                                                       (16,108)          (23,826)         (40,437)
         Reclassifications                                                     -                 -              126
                                                                  ----------------------------------------------------
         Closing balance                                                 808,665           843,484          896,522
                                                                  ----------------------------------------------------
         BOOK VALUE, NET                                                 524,336           547,662          597,179
                                                                  ====================================================

(18)     INVESTMENTS

                                                                         September          December         December
         BOOK VALUE, NET                                                 30, 1999          31, 1999         31, 2000
                                                                  ----------------------------------------------------

         Shares in affiliated companies                                      5,211             9,555           10,173
         Loans to affiliated companies                                           -             1,010            2,020
         Shares in associated companies                                     67,240            78,431           59,995
         Other investments                                                   9,476            10,773           53,985
         Long-term securities held as investments                            2,514             1,091            1,198
         Other loans                                                         4,282             1,837            1,349
                                                                  ----------------------------------------------------
         TOTAL                                                              88,723           102,697          128,720
                                                                  ====================================================

         DEVELOPMENT

                                                                          Year          Three Months         Year
                                                                          Ended           Ended             Ended
                                                                        September        December           December
                                                                        30, 1999        31, 1999           31, 2000
                                                                 -----------------------------------------------------
         COSTS OF ACQUISITION OR PRODUCTION
         Opening balance                                                  89,574          109,522           123,714
         Exchange differences                                              1,099            1,332             2,044
         Additions                                                        19,178           18,114             28,437
         Disposals                                                          (329)          (5,254)           (3,786)
                                                                 -----------------------------------------------------
         Closing balance                                                 109,522          123,714           150,409

         ACCUMULATED DEPRECIATION

         Opening balance                                                  21,509           20,799            21,017
         Exchange differences                                               (710)             258               (11)
         Additions                                                             -              (40)              683
                                                                 -----------------------------------------------------
         Closing balance                                                  20,799           21,017            21,689
                                                                 -----------------------------------------------------
         BOOK VALUE                                                       88,723          102,697           128,720
                                                                 =====================================================

(19)      NON-CURRENT ASSETS

          The sum of shareholder's equity, long-term accrued liabilities, and long-term liabilities exceeded non-current assets in all reporting periods. Liabilities are defined as long-term if not maturing within one year.


(20)     INVENTORIES, NET

                                                                         September          December         December
         Inventories are as follows:                                     30, 1999          31, 1999         31, 2000
                                                                  ----------------------------------------------------
         Raw material and supplies                                         151,131           174,790          292,510
         Work in progress                                                  123,106           129,888          168,909
         Finished products and merchandise                                 293,788           372,756          395,224
         Advance payments                                                    7,417             3,163           10,208
                                                                  ----------------------------------------------------
         TOTAL                                                             575,442           680,597          866,851
                                                                  ====================================================

         Inventory provisions have been established for obsolete and slow moving inventories.

         Borrowed precious metals and the obligation to return similar metal are excluded from the balance sheet. In connection with dmc(2) Group's precious metal activities, dmc(2) Group pays and receives interest with respect to precious metal leases.

(21)      ACCOUNTS RECEIVABLE AND OTHER ASSETS

                                                                        Due within         Due after
         September 30, 1999                                              1 year             1 year           Total
                                                                  ----------------------------------------------------
         Trade accounts receivable                                         425,999                 80          426,079
         Accounts receivable from affiliated companies                      58,084                  -           58,084
         Accounts receivable from companies in which
              investments are held and other assets                         47,939              6,766           54,705
                                                                  ----------------------------------------------------
         TOTAL                                                             532,022              6,846          538,868
                                                                  ====================================================

                                                                        Due within         Due after
         December 31, 1999                                                1 year            1 year           Total
                                                                  ----------------------------------------------------
         Trade accounts receivable                                         443,974                79          444,053
         Accounts receivable from affiliated companies                      23,163               320           23,483
         Accounts receivable from companies in which
              investments are held                                           6,240                 -            6,240
         Other assets                                                       39,692             8,774           48,466
                                                                  ----------------------------------------------------
         TOTAL                                                             513,069             9,173          522,242
                                                                  ====================================================

                                                                        Due within         Due after
         December 31, 2000                                               1 year             1 year           Total
                                                                  ----------------------------------------------------
         Trade accounts receivable                                         734,326                37          734,363
         Accounts receivable from affiliated companies                      56,678                 -           56,678
         Accounts receivable from companies in which
              investments are held                                          11,233                 -           11,233
         Other assets                                                       69,386            10,250           79,636
                                                                  ----------------------------------------------------
         TOTAL                                                             871,623            10,287          881,910
                                                                  ====================================================

          Accounts receivable from affiliated companies relate primarily to trade receivables. Other assets include loans, advance payments, receivables from suppliers, and tax refund claims.

   (22)   CASH AND CASH EQUIVALENTS

          This item is comprised of checks, cash on hand, and bank balances.

 (23)    DEFERRED CHARGES

                                                                          September         December         December
                                                                          30, 1999         31, 1999         31, 2000
                                                                   ---------------------------------------------------
         Deferred taxes                                                      44,485           51,679           30,341
         Other deferred charges                                              21,926           10,119            2,654
                                                                   ---------------------------------------------------
         TOTAL                                                               66,411           61,798           32,995
                                                                   ===================================================

          Deferred taxes include charges relating to temporary differences in net income arising from combination entries and interperiod tax allocation in the financial statements of individual companies. The other deferred charges also include prepaid expenses.

(24)      SHAREHOLDER'S EQUITY

          ORDINARY SHARE CAPITAL

          At December 31, 2000 dmc(2) AG had outstanding 1,000,000 shares of bearer stock with a nominal value of DM 50.00 each. At December 31, 2000, Degussa AG owns all of the outstanding shares of dmc(2) AG.

          CAPITAL TRANSACTIONS

          Prior to Formation, the difference between all allocable assets and liabilities for the carved-out businesses is treated as investments by and advances from Degussa in the combined statements of shareholder's equity.

          Cerdec AG, the predecessor to dmc(2) AG, had 640,000 ordinary shares outstanding with a total nominal value of DM 32,000. At the Formation, dmc(2) AG issued 360,000 additional ordinary shares with a nominal value of DM 18,000 to Degussa AG in exchange for the transfer of the precious metals and automotive catalysts divisions. Capital reserves were increased DM 149,000 representing the excess of the historical book value of the transferred assets and liabilities over the nominal value of the issued ordinary shares.

(25)      RESERVES

         The reserve accounts are as follows:                          September           December          December
                                                                       30, 1999           31, 1999          31, 2000
                                                               -------------------------------------------------------
         Capital reserve                                                      --                 --           358,804
         Revenue reserves                                                     --                 --           125,081
                                                               -------------------------------------------------------
         TOTAL                                                                --                 --           483,885
                                                               =======================================================

          The dmc(2) Group reserve accounts comprise revenue reserves of the dmc(2) Group companies and the capital reserve of dmc(2) AG. The reserves furthermore include net assets that Degussa has contributed to the shareholder's equity of subsidiaries, the profits available for distribution of the subsidiaries of the dmc(2) Group, differences from currency translation, and combination adjustments.

(26)      MINORITY INTERESTS

          Third parties and affiliates hold equity interests in the following, and other, consolidated subsidiaries: dmc(2) L.P., Coimpa Sociedade Industrial de Metais Preciosos da Amazonia Ltda., Allgemeine
          Gold- und Silberscheideanstalt AG, Degussa Galvanotechnik GmbH, Degussa Catalyst (Pty.) Ltd., and Schoene Edelmetaal B.V.

  (27)   ACCRUED LIABILITIES

                                                                         September         December          December
                                                                         30, 1999         31, 1999          31, 2000
                                                                 -----------------------------------------------------
         Provisions for pensions and similar obligations                    78,125           68,758           126,119
         Accrued taxes                                                      27,413           15,556            30,131
             (thereof deferred taxes)                                       (9,265)          (1,612)               -
         Other accrued liabilities                                         192,838          236,793           217,836
                                                                 -----------------------------------------------------
         TOTAL                                                             298,376          321,107           374,086
                                                                 =====================================================

          Provision for pensions prior to 2000 includes pensions directly attributable to Cerdec AG and its subsidiaries. In addition, Degussa maintained pension plans for which the provision could not be allocated to the carve-out businesses. The provisions for pensions also include the severance payment commitments of certain foreign subsidiaries.

          Corresponding with the Formation of dmc(2) Group as a separate legal entity during 2000, certain pension plans were amended to increase employee benefits as well as expand the number of plan participants.

          Accrued taxes include the estimated liabilities for current year taxes which have not yet been assessed. It also includes deferred taxes for timing differences resulting as a consequence of combination and otherwise existing for combined entities.

          Other accrued liabilities include provisions for bonuses, guarantee obligations, obligations under early retirement arrangements, restructuring accruals, and future repairs. For employees already covered by semi-retirement employment arrangements or who have already signed contracts, accruals were established in the full amount for supplementary and settlement payments and pro rata for wages and salaries in the permanent leave of absence phase. The obligations were calculated under actuarial principles and discounted at 5.5%.

          Furthermore, based on the collective bargaining agreement entered into in 2000, liabilities were also established in 2000 up to a 5% workforce maximum limit for potential semi-retirement of employees qualifying as of December 31, 2000. No accruals have been set up for employees that may qualify after December 31, 2000 until December 31, 2009 (expiring date of collective bargaining agreement). As of December 31, 2000 this accrual included future supplementary and settlement obligations and was likewise calculated under actuarial principles and discounted at 5.5%.

(28)      LIABILITIES

                                                                              Due after 1
                                                                 Due within   and within      Due after
         As of September 30, 1999                                 1 year       5 years         5 years       TOTAL
                                                              --------------------------------------------------------
         Liabilities to banks                                       135,971        47,425           623       184,019
         Trade accounts payable                                      88,333        15,267             -       103,600
         Liabilities to affiliated companies                        121,821             -             -       121,821
         Liabilities to companies in which
              investments are held                                    7,967             -             -         7,967
         Other liabilities                                           59,960         1,780         3,628        65,368
              (of which relating to taxation)                        (9,317)          ( -)          ( -)       (9,317)
              (of which relating to social security)                (22,183)          ( -)          ( -)      (22,183)
                                                              --------------------------------------------------------
         TOTAL                                                      414,052        64,472         4,251       482,775
                                                              ========================================================

                                                                              Due after 1
                                                                 Due within   and within      Due after
         As of December 31, 1999                                  1 year       5 years         5 years       Total
                                                              --------------------------------------------------------
         Liabilities to banks                                       154,150        29,141         1,373       184,664
         Advance payments received on orders                             49             -             -            49
         Trade accounts payable                                      92,291        14,182             -       106,473
         Liabilities to affiliated companies                        146,785             -             -       146,785
         Liabilities to companies in which
              investments are held                                    3,807             -             -         3,807
         Other liabilities                                           58,586         2,588         2,393        63,567
              (of which relating to taxation)                       (10,836)          ( -)          ( -)      (10,836)
              (of which relating to social security)                (25,047)          ( -)          ( -)      (25,047)
                                                              --------------------------------------------------------
         TOTAL                                                      455,668        45,911         3,766       505,345
                                                              ========================================================

                                                                              Due after 1
                                                                 Due within   and within      Due after
         As of December 31, 2000                                  1 year       5 years         5 years       Total
                                                              --------------------------------------------------------
         Liabilities to banks                                       872,908        62,784         3,034       938,726
         Advance payments received on orders                          2,102             -             -         2,102
         Trade accounts payable                                     252,442             -             -       252,442
         Liabilities to affiliated companies                        277,497             -             -       277,497
         Liabilities to companies in which
              investments are held                                    2,263            84             -         2,347
         Liabilities from the acceptance of notes
              and notes issued                                        3,769         1,117             -         4,886
         Other liabilities                                           57,040         2,221         1,007        60,268
              (of which relating to taxation)                        (8,721)          ( -)          ( -)       (8,721)
              (of which relating to social security)                (11,823)          ( -)          ( -)      (11,823)
                                                              --------------------------------------------------------
         TOTAL                                                    1,468,021        66,206         4,041     1,538,268
                                                              ========================================================


          Prior to 2000 the liabilities to affiliated companies relate primarily to trade payables. As of December 31, 2000, liabilities to affiliated companies also include an interest bearing loan of DM 249,833 to Degussa AG. Other liabilities include mainly social security contributions, commissions, and accrued salaries and bonuses. No security in the form of mortgages or other security interests was given for the liabilities.

(29)      CONTINGENT LIABILITIES

                                                                          September         December         December
                                                                          30, 1999         31, 1999         31, 2000
                                                                   ---------------------------------------------------
         Notes receivable discounted                                          6,417            3,511            2,894
         Guarantee commitments                                                5,096            5,716           11,983
                                                                   ---------------------------------------------------
         TOTAL                                                               11,513            9,227           14,877
                                                                   ===================================================

          The liability on discounted notes receivable relates to Allgemeine Gold- und Silberscheideanstalt AG.

(30)     OTHER FINANCIAL COMMITMENTS

                                                                          September         December         December
                                                                          30, 1999         31, 1999         31, 2000
                                                                   ---------------------------------------------------
         Commitments under rent and leasing agreements
              due for payment in the next financial year                      5,789            4,875            4,465
              due for payment in  2 to 5 financial years                     12,774           10,971           17,712
         Non-security repurchase agreement due in
              next financial year                                            10,216                -                -
                                                                   ---------------------------------------------------
         TOTAL                                                               28,779           15,846           22,177
                                                                   ===================================================

         The commitments arising from leasing agreements mainly relate to Degussa and its affiliated companies.

(31)     DERIVATIVE FINANCIAL INSTRUMENTS

         The dmc(2) Group utilizes derivative financial instruments in the form of futures contracts in order to economically hedge the operating business against risks arising from changes in precious metals prices. The precious metals futures contracts primarily are for gold and silver, but also include platinum and palladium. The dmc(2) Group also makes use of these instruments on a limited scale to optimize the precious metals trading result. The following table summarizes the precious metals futures contracts:

                                                 Nominal contract volume                    Market value
                                          ----------------------------------------------------------------------------
                                             September    December    December     September   December     December
                                             30, 1999     31, 1999    31, 2000      30, 1999   31, 1999     31, 2000

                                          ----------------------------------------------------------------------------
         Remaining term up to 1 year           505,386     568,951    1,098,977     (16,038)    (17,407)     (11,000)
         Remaining term 1 - 5 years              7,628       4,890       11,067        (978)       (391)         820
                                          ----------------------------------------------------------------------------
         PRECIOUS METALS FUTURES               513,014     573,841    1,110,044     (17,016)    (17,798)     (10,180)
                                          ============================================================================

          To economically hedge against fluctuations in currency exchange rates and interest rates, the dmc(2) Group also employs, on a limited basis, currency futures contracts, currency option contracts, and interest rate swaps. The nominal value of currency futures contracts at December 31, 2000 was DM 162,683 with a market value of DM 1,481. The nominal value of currency option contracts amounted to DM 4,204 as of December 31, 2000 with a market value of DM 239. Interest rate swaps as of December 31, 2000 had a nominal value of DM 19,146 and a market value of DM (799).

          Nominal value is the sum of all purchase and sale transactions relating to derivative financial instruments. Market value is calculated on the basis of market quotations or customary market prices or the value for derivative financial instruments derived therefrom. Market value shows how closing out the derivatives position (entry into offsetting transactions) would affect earnings (ignoring the underlying transactions).

(32) TOTAL COMPENSATION OF THE BOARD OF MANAGEMENT AND THE SUPERVISORY BOARD; LOANS GRANTED

          For the year ended December 31, 2000, the Board of Management's total compensation amounted to DM 3,722 for active board members and DM 1,010 for former board members. The pension accrual for former board members amounted to DM 2,566. An accrual of DM 396 was established for the compensation of the members of the Supervisory Board. No loans or advance payments were made.

(33)      RECONCILIATION TO U.S. GAAP

          dmc(2) Group's combined financial statements are presented in accordance with German GAAP, which differ in certain significant respects from U.S. GAAP.

          The significant differences that affect net income and shareholder's equity of the dmc(2) Group are set forth below:

         Reconciliation of net income (loss) from German GAAP            Year         Three Months          Year
              to U.S. GAAP:                                              Ended           Ended              Ended
                                                                        September       December           December
                                                             Note       30, 1999       31, 1999           31, 2000
                                                          ---------------------------------------------------------
         Net income  (loss) as reported in the combined
         statements of operations under German GAAP:                      12,037         (64,861)            85,691

            Provisions and loss contingencies                 a)         (14,256)         24,435            (21,945)
            Valuation of inventory                            b)             664             (97)             1,695
            Deferred taxes                                    c)          28,368           3,093             93,483
            Foreign currency revaluation                      d)             626            (430)               873
            Pensions and post retirement benefits             e)               0            (372)            (7,465)
            Allowance for doubtful accounts                   f)           2,119             644             (2,482)
            Valuation of securities                           g)           3,291               0              3,072
            Valuation fixed assets                            h)             686          (1,222)             2,229
            Financial instruments                             i)          (4,218)            347              3,582
            Purchase accounting of dmc(2) Group               j)         (27,069)         (9,594)           (40,594)
            Purchase of minority interest in Cerdec AG        k)          (1,952)           (835)            (3,347)
            Combination of majority-owned subsidiaries        l)           6,900             290              8,364
            Minority interests                                m)            (931)         (1,948)           (14,424)
            Equity method accounting                          n)          (7,272)         (6,359)           (13,305)
            Goodwill                                          o)          (5,610)          6,910             (5,538)
                                                          ---------------------------------------------------------
         NET INCOME(LOSS) IN ACCORDANCE WITH U.S. GAAP                    (6,617)        (49,999)            89,889
                                                          =========================================================

         Reconciliation of shareholder's equity from German GAAP
               to U.S. GAAP:                                                         September      December      December
                                                                            Note     30, 1999       31, 1999      31, 2000
                                                                         ---------------------------------------------------
         Shareholder's equity as reported in the combined statements of
         shareholder's equity under German GAAP:                                    1,076,675       1,168,391     652,099

           Provisions and loss contingencies                                 a)        39,929          68,025      35,157
           Valuation of inventory                                            b)           629           1,292       2,066
           Deferred taxes                                                    c)      (195,176)       (221,000)    (89,446)
           Foreign currency revaluation                                      d)            99             616       2,299
           Pensions and post retirement benefits                             e)            --             718       3,597
           Allowance for doubtful accounts                                   f)         6,962           7,916       3,118
           Valuation of securities                                           g)        77,477          68,062      38,438
           Valuation fixed assets                                            h)         3,359           6,990       6,372
           Financial instruments                                             i)            --             347       5,046
           Purchase accounting of dmc(2) Group                               j)       658,639         649,045     580,273
           Purchase of minority interest in Cerdec AG                        k)        48,231          47,396      44,049
           Combination of majority - owned subsidiaries                      l)        20,254          22,292      21,303
           Minority interests                                                m)       (23,330)        (27,705)    (26,242)
           Equity method accounting                                          n)        (9,451)        (15,716)      5,095
           Goodwill                                                          o)          (614)        (22,791)     10,370
                                                                                 -------------------------------------------
         SHAREHOLDER'S EQUITY IN ACCORDANCE
              WITH U.S. GAAP                                                        1,703,683       1,753,878   1,293,594
                                                                                 ===========================================

          a)     PROVISIONS AND LOSS CONTINGENCIES

                 In accordance with German GAAP, dmc(2) Group recognized provisions for expected costs to be incurred for certain restructurings and other anticipated future costs. Under U.S. GAAP, the recognition criteria for such provisions are more stringent and require a number of prescribed conditions be satisfied before a liability can be recorded.

          b)     VALUATION OF INVENTORY

                 Under German GAAP, dmc(2) Group capitalizes overhead costs in accordance with German tax law, which excludes certain indirect and other costs. Under U.S. GAAP, manufacturing overhead costs include all indirect material, labor and overhead costs.

                 Under German GAAP, raw materials inventory is valued at the lower of average purchase cost or market price. For German GAAP purposes, market price is the lower of replacement cost and net realizable value. Differences may arise where sales prices are contracted at period end.

                 In accordance with German GAAP, LIFO layers are created in each period for each metal. A lower of cost or market assessment is performed every period for each metal layer. For U.S. GAAP purposes, the lower of cost or market assessment is applied to an entire metal position. Under U.S. GAAP, the inventory was revalued as a result of the purchase accounting described in
                 Note 33(j).

          c)     DEFERRED TAXES

                 Under German GAAP, deferred tax assets and liabilities are generally recognized for temporary differences between book carrying values and tax bases of assets and liabilities, with the exception of deferred tax assets relating to net operating loss carry forwards which are recognized to the extent of offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

                 Under U.S. GAAP, deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at period-end are recognized in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, net operating loss carryforwards that are available to reduce future taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized.

                 The deferred tax adjustment included in the above reconciliation to U.S. GAAP also contains the income tax effects of the U.S. GAAP adjustments, where appropriate.

          d)     FOREIGN CURRENCY REVALUATION

                 Under German GAAP, foreign currency denominated receivables (payables) are translated at the lower (higher) of the period-end spot rate or contracted rate, respectively.

                  Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at current exchange rates at period-end with any resulting adjustment recognized in operating results.

          e)      PENSIONS AND POST RETIREMENT BENEFITS

                  For German GAAP, certain increases in pension and other similar obligations are recognized immediately in earnings. Under U.S. GAAP, changes in pension and similar obligations (including those resulting from plan amendments) as are not recognized as they occur but are recognized systematically and gradually over subsequent periods. Following the Formation of dmc(2) Group as a legal entity in 2000, certain pension plans were amended to increase benefits as well as expand the number of participants.

                  As part of the Formation of the dmc(2) Group, Degussa assumed the liability for certain dmc(2) Group employees retired as of January 1, 2000. Under German GAAP the pension expense associated with these retired employees is not included in income for the year ended December 2000. For U.S. GAAP, pension costs associated with the retired employees has been reflected in the U.S. GAAP reconciliation.

          f)      ALLOWANCE FOR DOUBTFUL ACCOUNTS

                  In addition to specific reserves, dmc(2) Group also maintains a general allowance as well as a country risk allowance for German GAAP purposes. For U.S. GAAP purposes, these allowances were reversed except for the amounts based upon dmc(2) Group's historical loss experience.

          g)      VALUATION OF SECURITIES

                  Under German GAAP, marketable debt and equity securities are generally carried at the lower of cost or market value. Under U.S. GAAP, marketable debt and equity securities other than investments accounted for by the equity method, are categorized as either trading, available-for-sale, or held to maturity. Securities classified as trading or available-for-sale are reported at fair value at the balance sheet date and held to maturity securities are reported at historical cost. Unrealized gains and losses on trading securities are recorded in net income while unrealized gains and losses on securities categorized as available-for-sale are recorded in shareholder's equity, net of income tax.

          h)      VALUATION OF FIXED ASSETS

                  Under German GAAP, capitalization of certain construction project costs is not required. Under U.S. GAAP, certain project costs are required to be capitalized. Further, capitalization of interest during the construction phase of the project is permitted but not required under German GAAP. Under U.S. GAAP, interest is capitalized during the construction phase of major construction projects. Capitalized interest and other costs are added to the cost of underlying assets and are depreciated over the useful life of the asset.

          i)      FINANCIAL INSTRUMENTS

                  Under German GAAP, the fair values of precious metal futures contracts are netted amongst their respective metal portfolios with any resultant unrealized loss recognized in earnings. Under U.S. GAAP, each metal future contract is marked to market with both positive or negative fair values recognized in earnings.

                  Under German GAAP, negative fair values of foreign currency forwards and interest rate swaps contracted with third parties are recognized in earnings. For U.S. GAAP, positive and negative fair values are recognized in earnings.

          j)      PURCHASE ACCOUNTING OF DMC(2) GROUP

                  E.ON AG (formerly Veba AG) acquired Degussa, including the related assets and liabilities of the dmc(2) Group, in two separate transactions. The initial 36,4 % ownership interest was acquired in December 1997 with the remaining 63,6 % interest acquired in February 1999. For German GAAP purposes, the recorded amounts of dmc(2) Group's assets acquired and liabilities assumed by E.ON AG remained at historical cost basis. For U.S. GAAP purposes, a new basis of accounting is established for dmc(2) Group's assets and liabilities based upon the fair values of the respective assets acquired and liabilities assumed by E.ON AG at each acquisition date as reflected below:

                                                   Useful
                                                     Life                   Step I             Step II
                                                  (years)            December 1997       February 1999
                                                  -----------------------------------------------------
                Inventory                                -                  53,700            149,605
                Property, plant and equipment         5-15                  13,989             24,441
                Land                                     -                   4,897              8,557
                Licenses                                10                   5,159              9,015
                Patents and Trademarks               13-20                  24,672             43,108
                Deferred Taxes                           -                 (58,378)          (133,794)
                Goodwill                                15                 130,652            228,282

                  As a result of the new basis of accounting, shareholder's equity was increased and additional charges reflected in the reconciliation of net income for the effects of increases in cost of sales, depreciation expense of tangible and intangible assets, and related deferred income tax effects. The deferred tax effects are reflected in Note 33(c).

          k)      PURCHASE OF MINORITY INTEREST IN CERDEC AG

                  In March 1999, Degussa AG purchased the remaining minority interest of 30% in Cerdec AG from Ciba Geigy. In accordance with German GAAP, the excess of the acquisition cost of the minority interest acquired over the fair value of the net assets acquired is offset against shareholder's equity. Under U.S. GAAP, goodwill is capitalized and depreciated over its useful life. dmc(2) Group's policy is to depreciate goodwill over 15 years.

          l)      COMBINATION OF MAJORITY-OWNED SUBSIDIARIES

                  As explained in Note 3, under German GAAP dmc(2) Group does not combine a number of investments in domestic and foreign companies in its combined financial statements under German GAAP. For U.S. GAAP, the number of companies consolidated in the combined financial statements has been increased. The remaining companies not included in the scope of the consolidation for U.S. GAAP purposes are not material to the combined shareholder's equity, financial position and net operating results.

                  Combination of dmc(2) L.P.

                  As discussed in Note 2, dmc(2) L.P. is consolidated under German GAAP with Degussa's 99 % interest in equity and earnings shown as minority interests. As these combined financial statements are prepared with respect to the sale of dmc(2) Group to OMG and OMG has purchased the remaining 99 % interest of dmc(2) L.P. from Degussa as part of this agreement, dmc(2) L.P. has been fully consolidated with no minority interests for U.S. GAAP purposes.

          m)      MINORITY INTERESTS

                  Under German GAAP, minority interest is included as a separate component of shareholder's equity and is not adjusted in determining net income. Under U.S. GAAP, minority interest is not shown as equity and is adjusted in determining net income.

          n)      EQUITY METHOD ACCOUNTING

                  In accordance with German GAAP, investments in associated companies subject to significant influence (generally entities which are 20 - 50 % owned) are not required to be accounted for under the equity method, if certain materiality tests are met, and can be recorded under the cost method (and, if applicable, the lower of cost or market value).

                  Under U.S. GAAP, investments in associated companies are recorded using the equity method of accounting if the investor has significant influence over the operating or financial decisions of the investee. For both German GAAP and U.S. GAAP the balance of each investment is increased or decreased, as appropriate, to account for the investor's proportionate share of the investee earnings, less dividends received.

                  Under German GAAP, based on materiality it is permissible to consolidate foreign associated companies on the basis of their local accounting principles, not restated for German GAAP. Foreign associated companies have been converted to U.S. GAAP for consolidation purposes in the U.S. GAAP reconciliation.

                  For German GAAP, in cases where the associated company's financial year end differs from the investor's year end, the associated company's previous financial information is utilized for consolidation. For U.S. GAAP, financial information of associated companies for periods ended within 90 days of the year end of the associated investor's financial year end is used.

          o)      GOODWILL

                  In accordance with German GAAP, goodwill was either charged directly to shareholder's equity or capitalized and depreciated over 15 years. For U.S. GAAP purposes all goodwill is capitalized and depreciated over 15 years. The effect of goodwill adjustments arising from the E.ON AG acquisition of Degussa and the acquisition of the minority interest in Cerdec AG is included in notes 33(j) and 33(k), respectively.

                  EXTRAORDINARY INCOME (EXPENSE)

                  The items classified as extraordinary income (expense) under German GAAP would not be presented as extraordinary items for U.S. GAAP purposes.

(34)              SUBSEQUENT EVENTS

                  As discussed in note 1, dmc(2) Group has been sold to OM Group, Inc. on August 10, 2001. In addition, certain assets and liabilities which constitute the electronic materials, performance, pigments and colors, glass systems and Cerdec ceramic businesses of dmc(2) Group have been subsequently sold by OM Group, Inc. to Ferro Corporation on September 7, 2001. As a result of purchase accounting which will be applied to these transactions by OM Group, significant changes can be expected to the recorded assets and liabilities of dmc(2) Group.


SHAREHOLDINGS OF THE dmc(2) GROUP                                               AS AT SEPTEMBER 30, 1998
----------------------------------------------------------------------------------------------------------------------
                                                                       EQUITY
NAME AND LOCATION OF THE COMPANY                                      HOLDINGS        EQUITY       NET INCOME(LOSS)
                                                                        IN %       IN MILL. DM       IN MILL. DM

----------------------------------------------------------------------------------------------------------------------
Magmalor GmbH,
  Colditz/Germany                                                       100.0          5.0              (0.8)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Holding Co.,
  Las Vegas/USA *                                                           -            -                 -
  (formerly: Cerdec Holding Co., Las Vegas/USA)
----------------------------------------------------------------------------------------------------------------------
dmc(2) France S.A.,
   Limoges/France                                                           -            -                 -
  (formerly: Cerdec France S.A., Limoges/France)
----------------------------------------------------------------------------------------------------------------------
Cerdec Iberica S.A.,
   Castellon de la Plana/Spain                                          100.0         12.8               0.3
----------------------------------------------------------------------------------------------------------------------
Cerdec Italia S.p.A.,
   Fiorano/Italy                                                        100.0         14.9              (3.9)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Ltda.,
  Americana/Brazil                                                          -             -                -
  (formerly: Cerdec Produtos Ceramicos Ltda., Americana/Brazil)
----------------------------------------------------------------------------------------------------------------------
dmc(2) S.A. de C.V.,
  Mexico City/Mexico                                                        -             -                -
  (formerly: Cerdec Mexico S.A. de C.V., Mexico City/Mexico)
----------------------------------------------------------------------------------------------------------------------
Cerpart S.R.L.
  Milan/Italy                                                           100.0          23.9                -
----------------------------------------------------------------------------------------------------------------------
Colorificio Pardo S.p.A.,
  Corlo/Italy                                                           100.0          8.9              (1.1)
----------------------------------------------------------------------------------------------------------------------
dmc(2) (UK) Ltd.,
  Stoke-on-Trent/Great Britain                                              -             -                -
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great Britain)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Japan Ltd.,
  Tokio/Japan                                                               -             -                -
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)
----------------------------------------------------------------------------------------------------------------------
Degussa Skandinavien Katalysator AB,
  Karlskoga/Sweden                                                      100.0          1.1              (2.5)
----------------------------------------------------------------------------------------------------------------------
Italbras S.p.A.
  Vicenza/Italy                                                         100.0          2.2               0.5
----------------------------------------------------------------------------------------------------------------------
Icomeq Industria e Comercio Ltda.,
  Guarulhos/Brazil                                                      100.0          11.2             (1.1)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Canada Corp.,
  Burlington/Canada                                                         -             -                -
----------------------------------------------------------------------------------------------------------------------
Prometron GmbH Produkte fuer Elektronik und Elektrotechnik
  Hanau/Germany                                                          30.0           0.3              0.0
----------------------------------------------------------------------------------------------------------------------
Newtechnos Argentina S.A. (NASA),
  Buenos Aires/Argentina                                                100.0           1.1              0.6
----------------------------------------------------------------------------------------------------------------------
dmc(2) Degussa Metals Catalyst Cerdec
  Southern Africa Ltd., Midrand/South Africa                                -             -                -
----------------------------------------------------------------------------------------------------------------------
Oesterreichische Gold- und Silberscheideanstalt
  GmbH, Vienna/Austria **                                                   -             -                -
----------------------------------------------------------------------------------------------------------------------
Schilling's Graphics Inc., Galion,
  Ohio/USA                                                              100.0           1.3             (0.6)
----------------------------------------------------------------------------------------------------------------------

dmc(2) Degussa Metals Catalysts Cerdec China Ltd.,
  Hong Kong/China                                                           -            -                 -
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst (Thailand) Ltd.,
  Bangkok/Thailand                                                       99.4          0.4              (0.1)
----------------------------------------------------------------------------------------------------------------------
Clarex S.A.,
  Guarulhos/Brazil                                                      100.0          0.6              (0.5)
----------------------------------------------------------------------------------------------------------------------
Degussa-NA Edelmetall GmbH,
   Hanau/Germany                                                        100.0          0.2              (1.0)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Istanbul Degussa Metal Katalizor
Seramik Boyalari Ticaret Limited Sirketi
Istanbul/Turkey
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret, Istanbul/Turkey)     -            -                 -
----------------------------------------------------------------------------------------------------------------------
Schoene Edelmetaal B.V.,
  Amsterdam/Netherlands                                                  90.8           11.6              1.9
----------------------------------------------------------------------------------------------------------------------
Degussa Galvanotechnik GmbH,
  Schwaebisch-Gmuend/Germany                                             90.8           5.0               2.6
----------------------------------------------------------------------------------------------------------------------
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany                                                      90.8           48.5              2.4
----------------------------------------------------------------------------------------------------------------------
Allgemeine France S.A.R.L
  Brunstatt/France                                                       90.8            0.3               -
----------------------------------------------------------------------------------------------------------------------
Coimpa Sociedade Industrial de Metais
  Preciosos da Amazonia Ltda., Guarulhos/Brazil                          78.0           48.4              7.8
----------------------------------------------------------------------------------------------------------------------
Zibo Cerdec Ceramic Colours Co. Ltd.,
  Zibo City, Shandong/China                                              60.0           13.4              1.4
----------------------------------------------------------------------------------------------------------------------
PT Cerdec Indonesia,
  Sidoarjo/Indonesia                                                     51.0           (3.8)            (6.3)
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst Ltd.,
  Port Elisabeth/South Africa                                            55.0           (0.7)            (0.6)
----------------------------------------------------------------------------------------------------------------------
dmc Catalyst Port Elisabeth (Pty) Ltd.,
  Port Elizabeth/South Africa                                               -              -                -
----------------------------------------------------------------------------------------------------------------------
Thai Ceramic Colors Co. Ltd.,
  Bangkok/Thailand                                                       51.0            0.9              0.2
----------------------------------------------------------------------------------------------------------------------
dmc(2) L.P., Washington/USA
  (consolidated pursuant to ss.290 (2) HGB)                                 -              -                -
----------------------------------------------------------------------------------------------------------------------

* After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/USA, and dmc(2) Corporation, Washington/USA (formerly: Cerdec Corporation, Washington/USA)

**   Constitutes businesses which have been carved out of Degussa


----------------------------------------------------------------------------------------------------------------------
Ordeg Co., Limited
  Seoul/South Korea                                                      50.0          5.3               0.2
----------------------------------------------------------------------------------------------------------------------
ICT-International Catalyst Technology Inc.,
  Calvert City/USA                                                      50.0          24.1               6.2
----------------------------------------------------------------------------------------------------------------------
ICT Co. Ltd.,
   Osaka/Japan                                                          50.0           7.0               3.1
----------------------------------------------------------------------------------------------------------------------
Cerdec (Thailand) Co., Ltd.,
   Bangkok/Thailand                                                     49.0           5.3               1.4
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Metals (Thailand)
  Bangkok/Thailand                                                      44.5           4.0              (0.1)
----------------------------------------------------------------------------------------------------------------------
Smaltochimica S.R.L.,
   Spezzano di Fiorano M./Italy                                         40.0           1.4               2.2
----------------------------------------------------------------------------------------------------------------------
Gardenia-Quimica S.A.
  Castellon/Spain                                                       36.0           7.0               0.0
----------------------------------------------------------------------------------------------------------------------
Chilches Materials, S.A.
   Alcora/Spain                                                         20.0            -                 -
----------------------------------------------------------------------------------------------------------------------
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey                                                       13.6            -                 -
----------------------------------------------------------------------------------------------------------------------
Norddeutsche Affinerie AG
  Hamburg/Germany                                                       10.0          458.2             (9.0)
----------------------------------------------------------------------------------------------------------------------


SHAREHOLDINGS OF THE dmc(2) GROUP                                                        AS AT SEPTEMBER 30, 1999
----------------------------------------------------------------------------------------------------------------------
NAME AND LOCATION OF THE COMPANY                                 EQUITY HOLDINGS      EQUITY       NET INCOME(LOSS)
                                                                        IN %       IN MILL. DM       IN MILL. DM
----------------------------------------------------------------------------------------------------------------------
Magmalor GmbH,
  Colditz/Germany                                                       100.0          3.7               (1.3)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Holding Co.,
  Las Vegas/USA *
  (formerly: Cerdec Holding Co., Las Vegas/USA)                            -            -                  -
----------------------------------------------------------------------------------------------------------------------
dmc(2)  France S.A.,
   Limoges/France
  (formerly: Cerdec France S.A., Limoges/France)                           -            -                  -
----------------------------------------------------------------------------------------------------------------------
Cerdec Iberica S.A.,
   Castellon de la Plana/Spain                                          100.0         14.4              (1.6)
----------------------------------------------------------------------------------------------------------------------
Cerdec Italia S.p.A.,
   Fiorano/Italy                                                        100.0         (7.1)             (8.1)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Ltda.,
  Americana/Brazil
  (formerly: Cerdec Produtos Ceramicos Ltda., Americana/Brazil)             -            -                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2)  S.A. de C.V.,
  Mexico City/Mexico
  (formerly: Cerdec Mexico S.A. de C.V., Mexico City/Mexico)                -            -                 -
----------------------------------------------------------------------------------------------------------------------
Cerpart S.R.L.
  Milan/Italy                                                          100.0          24.0              (0.3)
----------------------------------------------------------------------------------------------------------------------
Colorificio Pardo S.p.A.,
  Corlo/Italy                                                          100.0           2.8              (6.0)
----------------------------------------------------------------------------------------------------------------------
dmc(2)  (UK) Ltd.,
  Stoke-on-Trent/Great Britain
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great Britain)                -            -                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2) Japan Ltd.,
  Tokio/Japan
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)                            -            -                 -
----------------------------------------------------------------------------------------------------------------------
Degussa Skandinavien Katalysator AB,
  Karlskoga/Sweden                                                      100.0          1.2               0.0
----------------------------------------------------------------------------------------------------------------------
Italbras S.p.A.
  Vicenza/Italy                                                         100.0          2.7               0.9
----------------------------------------------------------------------------------------------------------------------
Icomeq Industria e Comercio Ltda.,
  Guarulhos/Brazil                                                      100.0          8.0               0.2
----------------------------------------------------------------------------------------------------------------------
dmc(2) Canada Corp.,
  Burlington/Canada                                                         -            -                 -
----------------------------------------------------------------------------------------------------------------------
Prometron GmbH Produkte fuer Elektronik und Elektrotechnik
  Hanau/Germany                                                         100.0          0.3                 -
----------------------------------------------------------------------------------------------------------------------
Newtechnos Argentina S.A. (NASA),
  Buenos Aires/Argentina                                                100.0          0.0              (0.1)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Degussa Metals Catalyst Cerdec
  Southern Africa Ltd., Midrand/South Africa                                -            -                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Electronic Materials B.V.,
  Uden/Netherlands                                                      100.0          8.9               2.3
----------------------------------------------------------------------------------------------------------------------
Oesterreichische Gold- und Silberscheideanstalt
  GmbH, Vienna/Austria **                                                   -            -                 -
----------------------------------------------------------------------------------------------------------------------
Schilling's Graphics Inc., Galion,
  Ohio/USA                                                              100.0          1.5               0.1
----------------------------------------------------------------------------------------------------------------------


dmc(2) Degussa Metals Catalysts Cerdec China Ltd.,
  Hong Kong/China                                                          -            -                 -
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst (Thailand) Ltd.,
  Bangkok/Thailand                                                      99.4           1.2                -
----------------------------------------------------------------------------------------------------------------------
Clarex S.A.,
  Guarulhos/Brazil                                                     100.0           0.3              (0.1)
----------------------------------------------------------------------------------------------------------------------
Degussa-NA Edelmetall GmbH,
   Hanau/Germany                                                       100.0           0.7               0.5
----------------------------------------------------------------------------------------------------------------------
dmc(2) Istanbul Degussa Metal Katalizor
Seramik Boyalari Ticaret Limited Sirketi
  Istanbul/Turkey
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret, Istanbul/Turkey)    -            -                 -
----------------------------------------------------------------------------------------------------------------------
Schoene Edelmetaal B.V.,
  Amsterdam/Netherlands                                                 90.8          11.0               1.1
----------------------------------------------------------------------------------------------------------------------
Degussa Galvanotechnik GmbH,
  Schwaebisch-Gmuend/Germany                                            90.8           7.7               2.7
----------------------------------------------------------------------------------------------------------------------
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany                                                     90.8          67.0               7.7
----------------------------------------------------------------------------------------------------------------------
Allgemeine France S.A.R.L
  Brunstatt/France                                                      90.8           0.3                -
----------------------------------------------------------------------------------------------------------------------
Coimpa Sociedade Industrial de Metais
  Preciosos da Amazonia Ltda.,
  Guarulhos/Brazil                                                      78.0          18.3             (10.7)
----------------------------------------------------------------------------------------------------------------------
Zibo Cerdec Ceramic Colours Co. Ltd.,
  Zibo City, Shandong/China                                             60.0          15.7               1.9
----------------------------------------------------------------------------------------------------------------------
PT Cerdec Indonesia,
  Sidoarjo/Indonesia                                                    59.0           1.3               0.7
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst Ltd.,
  Port Elisabeth/South Africa                                           55.0           3.4              (1.5)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Catalyst Port Elisabeth (Pty) Ltd.,
  Port Elizabeth/South Africa                                             -             -                 -
----------------------------------------------------------------------------------------------------------------------
Thai Ceramic Colors Co. Ltd.,
  Bangkok/Thailand                                                      51.0           0.9               0.2
----------------------------------------------------------------------------------------------------------------------
dmc(2) L.P., Washington/USA
  (consolidated pursuant to ss.290 (2) HGB)                               -             -                 -
----------------------------------------------------------------------------------------------------------------------


* After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/USA, and dmc(2) Corporation, Washington/USA (formerly: Cerdec Corporation, Washington/USA).

**    Constitutes businesses which have been carved out of Degussa.

----------------------------------------------------------------------------------------------------------------------
Ordeg Co., Limited
  Seoul/South Korea                                                     50.0           11.8              3.9
----------------------------------------------------------------------------------------------------------------------
ICT-International Catalyst Technology Inc.,
  Calvert City/USA                                                      50.0           25.8             (1.3)
----------------------------------------------------------------------------------------------------------------------
ICT Co. Ltd.,
  Osaka/Japan                                                           50.0           18.8              1.7
----------------------------------------------------------------------------------------------------------------------
Cerdec (Thailand) Co., Ltd.,
  Bangkok/Thailand                                                      49.0            6.4              1.3
------------------------- --------------------------------------------------------------------------------------------
dmc(2)  Metals (Thailand)
  Bangkok/Thailand                                                      44.5            3.3             (0.3)
----------------------------------------------------------------------------------------------------------------------
Smaltochimica S.R.L.,
  Spezzano di Fiorano M./Italy                                          40.0            2.4              2.5
----------------------------------------------------------------------------------------------------------------------
Gardenia-Quimica S.A.
  Castellon/Spain                                                       20.0            8.5              1.8
----------------------------------------------------------------------------------------------------------------------
Chilches Materials, S.A.
  Alcora/Spain                                                          20.0            9.4               -
------------------------------------------------------------------------------------ ---------------------------------
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey                                                       13.6             -                -
----------------------------------------------------------------------------------------------------------------------
Norddeutsche Affinerie AG
  Hamburg/Germany                                                       10.0          470.2              60.0
----------------------------------------------------------------------------------------------------------------------

SHAREHOLDINGS OF THE dmc(2) GROUP                                                         AS AT DECEMBER 31, 1999
                                                                                          AMOUNTS IN DM MILLIONS

----------------------------------------------------------------------------------------------------------------------

NAME AND LOCATION OF THE COMPANY                                  EQUITY HOLDINGS     EQUITY       NET INCOME(LOSS)
                                                                        IN %       IN MILL. DM       IN MILL. DM
----------------------------------------------------------------------------------------------------------------------
Magmalor GmbH,
  Colditz/Germany                                                       100.0          3.3              (3.8)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Holding Co.,
  Las Vegas/USA *
  (formerly: Cerdec Holding Co., Las Vegas/USA)                             -            -                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2)  France S.A.,
   Limoges/France
  (formerly: Cerdec France S.A., Limoges/France)                            -            -                 -
----------------------------------------------------------------------------------------------------------------------
Cerdec Iberica S.A.,
   Castellon de la Plana/Spain                                          100.0         15.4              (2.5)
----------------------------------------------------------------------------------------------------------------------
Cerdec Italia S.p.A.,
   Fiorano/Italy                                                        100.0          3.9             (11.6)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Ltda.,
  Americana/Brazil
  (formerly: Cerdec Produtos Ceramicos Ltda., Americana/Brazil)             -            -                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2) S.A. de C.V.,
  Mexico City/Mexico
  (formerly: Cerdec Mexico S.A. de C.V., Mexico City/Mexico)                -            -                 -
----------------------------------------------------------------------------------------------------------------------
Cerpart S.R.L.
  Milan/Italy                                                           100.0         25.1             (18.9)
----------------------------------------------------------------------------------------------------------------------
Colorificio Pardo S.p.A.,
  Corlo/Italy                                                           100.0          3.4               0.9
----------------------------------------------------------------------------------------------------------------------
dmc(2) (UK) Ltd.,
  Stoke-on-Trent/Great Britain
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great Britain)                -            -                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2) Japan Ltd.,
  Tokio/Japan
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)                            -            -                 -
----------------------------------------------------------------------------------------------------------------------
Degussa Skandinavien Katalysator AB,
  Karlskoga/Sweden                                                      100.0          1.3               0.2
----------------------------------------------------------------------------------------------------------------------
Italbras S.p.A.
  Vicenza/Italy                                                         100.0          1.6               0.2
----------------------------------------------------------------------------------------------------------------------
Icomeq Industria e Comercio Ltda.,
  Guarulhos/Brazil                                                      100.0          9.2               0.4
----------------------------------------------------------------------------------------------------------------------
dmc(2) Canada Corp.,
  Burlington/Canada                                                         -            -                 -
----------------------------------------------------------------------------------------------------------------------
Prometron GmbH Produkte fuer Elektronik und Elektrotechnik
  Hanau/Germany                                                         100.0          0.3                 -
----------------------------------------------------------------------------------------------------------------------
Newtechnos Argentina S.A. (NASA),
  Buenos Aires/Argentina                                                100.0          0.0              (1.1)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Degussa Metals Catalyst Cerdec
  Southern Africa Ltd., Midrand/South Africa                                -            -                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Electronic Materials B.V.,
  Uden/Netherlands                                                      100.0          9.2               0.2
----------------------------------------------------------------------------------------------------------------------
Oesterreichische Gold- und Silberscheideanstalt
  GmbH, Vienna/Austria **                                                   -            -                 -
----------------------------------------------------------------------------------------------------------------------

dmc(2) Degussa Metals Catalysts Cerdec China Ltd.,
  Hong Kong/China                                                          -             -                 -
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst (Thailand) Ltd.,
  Bangkok/Thailand                                                      99.4           0.7               0.0
----------------------------------------------------------------------------------------------------------------------
Clarex S.A.,
  Guarulhos/Brazil                                                     100.0           0.3              (0.1)
----------------------------------------------------------------------------------------------------------------------
Degussa-NA Edelmetall GmbH,
   Hanau/Germany                                                       100.0           0.7               0.5
----------------------------------------------------------------------------------------------------------------------
dmc(2) Istanbul Degussa Metal Katalizor
Seramik Boyalari Ticaret Limited Sirketi

  Istanbul/Turkey
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret, Istanbul/Turkey)    -             -                 -
----------------------------------------------------------------------------------------------------------------------
Schoene Edelmetaal B.V.,
  Amsterdam/Netherlands                                                 90.8          11.4               0.4
----------------------------------------------------------------------------------------------------------------------
Degussa Galvanotechnik GmbH,
  Schwaebisch-Gmuend/Germany                                            90.8           5.0               0.6
----------------------------------------------------------------------------------------------------------------------
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany                                                     90.8          79.3              12.3
----------------------------------------------------------------------------------------------------------------------
Allgemeine France S.A.R.L
  Brunstatt/France                                                      90.8           0.3                 -
----------------------------------------------------------------------------------------------------------------------
Coimpa Sociedade Industrial de Metais
  Preciosos da Amazonia Ltda.,
  Guarulhos/Brazil                                                      78.0          29.2               7.3
----------------------------------------------------------------------------------------------------------------------
Zibo Cerdec Ceramic Colours Co. Ltd.,
  Zibo City, Shandong/China                                             60.0          16.8               0.5
----------------------------------------------------------------------------------------------------------------------
PT Cerdec Indonesia,
  Sidoarjo/Indonesia                                                    59.0           1.9               0.2
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst Ltd.,
  Port Elisabeth/South Africa                                           55.0           3.9               0.4
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Catalyst Port Elisabeth (Pty) Ltd.,
  Port Elizabeth/South Africa                                              -             -                 -
----------------------------------------------------------------------------------------------------------------------
Thai Ceramic Colors Co. Ltd.,
  Bangkok/Thailand                                                      51.0           1.1               0.1
----------------------------------------------------------------------------------------------------------------------
dmc(2) L.P., Washington/USA
  (consolidated pursuant to ss.290 (2) HGB)                                -             -                 -
----------------------------------------------------------------------------------------------------------------------

* After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/USA, dmc(2) Corporation, Washington/USA (formerly: Cerdec Corporation, Washington/USA), and Schilling's Graphics, Inc., Galion, Ohio/USA.

**    Constitutes businesses which have been carved out of Degussa.

----------------------------------------------------------------------------------------------------------------------
Ordeg Co., Limited
  Seoul/South Korea                                                     50.0           30.2              1.2
----------------------------------------------------------------------------------------------------------------------
ICT-International Catalyst Technology Inc.,
  Calvert City/USA                                                      50.0           27.2             (0.2)
----------------------------------------------------------------------------------------------------------------------
ICT Co. Ltd.,
   Osaka/Japan                                                          50.0           20.7              0.1
----------------------------------------------------------------------------------------------------------------------
Cerdec (Thailand) Co., Ltd.,
   Bangkok/Thailand                                                     49.0            7.7              0.6
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Metals (Thailand)
  Bangkok/Thailand                                                      44.5            3.8             (0.3)
----------------------------------------------------------------------------------------------------------------------
Smaltochimica S.R.L.,
   Spezzano di Fiorano M./Italy                                         40.0            2.7              0.3
----------------------------------------------------------------------------------------------------------------------
Gardenia-Quimica S.A.
  Castellon/Spain                                                       20.0            0.4              0.2
----------------------------------------------------------------------------------------------------------------------
Chilches Materials, S.A.
   Alcora/Spain                                                         20.0            0.9              -
----------------------------------------------------------------------------------------------------------------------
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey                                                       13.6            -                -
----------------------------------------------------------------------------------------------------------------------
Norddeutsche Affinerie AG
  Hamburg/Germany                                                       10.0          457.0            (13.0)
----------------------------------------------------------------------------------------------------------------------

SHAREHOLDINGS OF THE dmc(2) GROUP

                                                                                        AS AT DECEMBER 31, 2000

NAME AND LOCATION OF THE COMPANY                                  EQUITY HOLDINGS     EQUITY       NET INCOME(LOSS)
                                                                        IN %         DM MILL.          DM MILL.

----------------------------------------------------------------------------------------------------------------------
Magmalor GmbH,
  Colditz/Germany                                                       100.0          3.7               0.3
----------------------------------------------------------------------------------------------------------------------
dmc(2) Holding Co.,
  Las Vegas/USA *                                                       100.0        179.0              (4.7)
  (formerly: Cerdec Holding Co., Las Vegas/USA)
----------------------------------------------------------------------------------------------------------------------
dmc(2) France S.A.,
   Limoges/France                                                       100.0         21.9               1.1
  (formerly: Cerdec France S.A., Limoges/France)
----------------------------------------------------------------------------------------------------------------------
Cerdec Iberica S.A.,
   Castellon de la Plana/Spain **                                       100.0         15.5               2.2
----------------------------------------------------------------------------------------------------------------------
Cerdec Italia S.p.A.,
   Fiorano/Italy                                                        100.0          9.3               0.7
----------------------------------------------------------------------------------------------------------------------
dmc(2) Ltda.,
  Americana/Brazil ***                                                  100.0         90.1              15.9
  (formerly: Cerdec Produtos Ceramicos Ltda., Americana/Brazil)
----------------------------------------------------------------------------------------------------------------------
dmc(2) S.A. de C.V.,
  Mexico City/Mexico ****                                               100.0         18.0               1.1
  (formerly: Cerdec Mexico S.A. de C.V., Mexico City/Mexico)
----------------------------------------------------------------------------------------------------------------------
Cerpart S.R.L.
  Milan/Italy                                                           100.0         13.1              (0.4)
----------------------------------------------------------------------------------------------------------------------
Colorificio Pardo S.p.A.,
  Corlo/Italy                                                           100.0          4.8               1.3
----------------------------------------------------------------------------------------------------------------------
dmc(2) (UK) Ltd.,
  Stoke-on-Trent/Great Britain                                          100.0          1.8               0.8
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great Britain)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Japan Ltd.,
  Tokio/Japan                                                           100.0         18.8               2.5
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)
----------------------------------------------------------------------------------------------------------------------
Degussa Skandinavien Katalysator AB,
  Karlskoga/Sweden                                                      100.0          1.9               0.7
----------------------------------------------------------------------------------------------------------------------
Italbras S.p.A.
  Vicenza/Italy                                                         100.0          2.7               1.1
----------------------------------------------------------------------------------------------------------------------
Icomeq Industria e Comercio Ltda.,
  Guarulhos/Brazil                                                      100.0          9.2                -
----------------------------------------------------------------------------------------------------------------------
dmc(2) Canada Corp.,
  Burlington/Canada                                                     100.0         22.3               3.0
----------------------------------------------------------------------------------------------------------------------
Prometron GmbH Produkte fuer Elektronik und Elektrotechnik
  Hanau/Germany *****                                                   100.0          0.3                -
----------------------------------------------------------------------------------------------------------------------
Newtechnos Argentina S.A. (NASA),
  Buenos Aires/Argentina                                                100.0          0.5              (1.1)
----------------------------------------------------------------------------------------------------------------------
dmc(2) Degussa Metals Catalyst Cerdec
  Southern Africa Ltd., Midrand/South Africa                            100.0          0.7               0.8
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Electronic Materials B.V.,
  Uden/Netherlands                                                      100.0         12.2               3.1
----------------------------------------------------------------------------------------------------------------------


dmc(2) Degussa Metals Catalysts Cerdec China Ltd.,
  Hong Kong/China                                                       100.0          2.5               0.2
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst (Thailand) Ltd.,
  Bangkok/Thailand                                                       99.4          0.5               0.3
----------------------------------------------------------------------------------------------------------------------
Clarex S.A.,
  Guarulhos/Brazil                                                      100.0          0.9              (0.2)
----------------------------------------------------------------------------------------------------------------------
Cerdec Ceramics GmbH,
  Oberursel, Germany                                                    100.0          0.1                 -
----------------------------------------------------------------------------------------------------------------------
Braze Tec GmbH,
  Hanau/Germany                                                         100.0          0.2                 -
----------------------------------------------------------------------------------------------------------------------
dmc(2) Italia S.p.A.,
  Fiorano/Italy                                                         100.0          2.8              (0.4)
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Pte Ltd.,
  Singapore                                                             100.0          0.4                 -
----------------------------------------------------------------------------------------------------------------------
Degussa-NA Edelmetall GmbH,
   Hanau/Germany                                                        100.0          1.4               0.7
----------------------------------------------------------------------------------------------------------------------
dmc(2) Istanbul Degussa Metal Katalizor
Seramik Boyalari Ticaret Limited Sirketi
  Istanbul/Turkey                                                       99.0           0.9               0.1
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret, Istanbul/Turkey)
----------------------------------------------------------------------------------------------------------------------
Schoene Edelmetaal B.V.,
  Amsterdam/Netherlands                                                 90.8          10.8               1.2
----------------------------------------------------------------------------------------------------------------------
Degussa Galvanotechnik GmbH,
  Schwaebisch-Gmuend/Germany                                            90.8          12.7               4.4
----------------------------------------------------------------------------------------------------------------------
Oesterreichische Gold- und Silberscheideanstalt GmbH,
  Vienna/Austria                                                        90.8           8.2               3.0
----------------------------------------------------------------------------------------------------------------------
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany                                                     90.8          88.4              14.1
----------------------------------------------------------------------------------------------------------------------
Allgemeine France S.A.R.L
  Brunstatt/France ******                                               90.8           0.3                 -
----------------------------------------------------------------------------------------------------------------------
Coimpa Sociedade Industrial de Metais
  Preciosos da Amazonia Ltda.,
  Guarulhos/Brazil                                                      78.0           23.6              16.5
----------------------------------------------------------------------------------------------------------------------
Zibo Cerdec Ceramic Colours Co. Ltd.,
  Zibo City, Shandong/China                                             60.0           21.2              5.0
----------------------------------------------------------------------------------------------------------------------
PT Cerdec Indonesia,
  Sidoarjo/Indonesia                                                    59.0           2.7               1.5
----------------------------------------------------------------------------------------------------------------------
Degussa Catalyst Ltd.,
  Port Elisabeth/South Africa                                           55.0           21.1              19.5
----------------------------------------------------------------------------------------------------------------------
dmc Catalyst Port Elisabeth (Pty) Ltd.,
  Port Elizabeth/South Africa                                           55.0           2.5               2.8
----------------------------------------------------------------------------------------------------------------------
Thai Ceramic Colors Co. Ltd.,
  Bangkok/Thailand                                                      51.0           0.7               0.3
----------------------------------------------------------------------------------------------------------------------
dmc(2) L.P., Washington/USA
  (consolidated pursuant to ss.290 (2) HGB)                              1.0          110.1              34.3
----------------------------------------------------------------------------------------------------------------------
dmc(2) Electronic Components Inc.,
   Newark   (Delaware)/USA                                               100.0          3.2              (5.2)
----------------------------------------------------------------------------------------------------------------------

* After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/USA, dmc(2) Corporation, Washington/USA (formerly: Cerdec Corporation, Washington/USA), Schilling's Graphics, Inc., Galion, Ohio/USA and Cerdec Ceramics Inc., Dallas/USA

** After consolidation of dmc(2) Degussa Metals Catalysts Cerdec Iberica, S.A., Castellon, Spain

***      After consolidation of Cerdec Ceramics do Brasil Ltda.,
         Americana/Brazil

**** After consolidation of Cerdec Ceramics Mexico S.A. de C.V., Puebla, Mexico, and Demeca S.A. de C.V. San Juan Xalpa, Mexico

*****    Figure as of December 31, 1999

******   Net result before taxes
                                                                              41

----------------------------------------------------------------------------------------------------------------------
Ordeg Co., Limited
  Seoul/South Korea *                                                   50.0          28.9               5.1
----------------------------------------------------------------------------------------------------------------------
ICT-International Catalyst Technology Inc.,
  Calvert City/USA                                                      50.0          23.9              (5.4)
----------------------------------------------------------------------------------------------------------------------
ICT Co. Ltd.,
   Osaka/Japan **                                                       50.0          18.6              (0.2)
----------------------------------------------------------------------------------------------------------------------
Cerdec (Thailand) Co., Ltd.,
   Bangkok/Thailand                                                     49.0           9.6               2.6
----------------------------------------------------------------------------------------------------------------------
dmc(2)  Metals (Thailand)
  Bangkok/Thailand ***                                                  44.5           4.3               0.4
----------------------------------------------------------------------------------------------------------------------
Smaltochimica S.R.L.,
   Spezzano di Fiorano M./Italy                                         40.0           9.0               2.9
----------------------------------------------------------------------------------------------------------------------
Gardenia-Quimica S.A.
  Castellon/Spain                                                       36.0           5.7               1.7
----------------------------------------------------------------------------------------------------------------------
Chilches Materials, S.A.
   Alcora/Spain                                                         20.0           9.4              (0.1)
----------------------------------------------------------------------------------------------------------------------
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey ****                                                  13.6            -                 -
----------------------------------------------------------------------------------------------------------------------
Norddeutsche Affinerie AG

  Hamburg/Germany *****                                                 10.0         489.5              79.7
----------------------------------------------------------------------------------------------------------------------

*        Figure as of December 31,1999

**       Financial year from April 1, 1999 to March 31, 2000

***      Net result before taxes

****     No other information available

*****    Financial year from October 1, 1999 to September 30, 2000



          BOARD MANAGEMENT

          Richard Adante
                                  dmc(2) GROUP
              INTERIM CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                  GERMAN GAAP
                               (IN DEM THOUSANDS)
                                  (UNAUDITED)

                                                                                          Six Months Ended June 30,
                                                                                  ------------------------------------
                                                                                         2000              2001
                                                                                  ------------------------------------
Sales                                                                                   5,993,876         6,784,068
Cost of sales                                                                          (5,607,059)       (6,449,300)
                                                                                  ------------------------------------
GROSS PROFIT                                                                              386,817           334,768

Selling expenses                                                                         (137,336)         (146,705)
General administrative expenses                                                           (85,659)         (118,405)
Research and development expenses                                                         (47,242)          (60,226)
Other operating income                                                                     46,009           102,102
Other operating expenses                                                                  (60,258)          (48,307)
                                                                                  ------------------------------------
NET OPERATING INCOME                                                                      102,331            63,227

Income from investments, net                                                               10,152             9,444
Write-down of investments                                                                      -               (252)
Interest expense, net                                                                     (26,128)          (35,322)
                                                                                  ------------------------------------
INCOME FROM ORDINARY ACTIVITIES BEFORE EXTRAORDINARY

   ITEMS AND INCOME TAXES                                                                  86,355            37,097

Extraordinary expense                                                                      (2,700)           (4,859)
Income taxes                                                                              (36,641)          (19,886)
                                                                                  ------------------------------------
NET INCOME                                                                                 47,014            12,352

Dividend payment                                                                                -            (7,953)
Minority interests                                                                       (22,182)             2,035
(Loss) profit brought forward                                                             (7,042)             8,000
Transfer to reserves, net                                                                 (13,790)           (4,951)

                                                                                  ------------------------------------
PROFIT AVAILABLE FOR DISTRIBUTION                                                           4,000             9,483
                                                                                  ====================================


The accompanying notes are an integral part of the interim condensed combined financial statements.

                                   dmc(2) GROUP
                    INTERIM CONDENSED COMBINED BALANCE SHEET
                                   GERMAN GAAP
                               (IN DEM THOUSANDS)
                                   (UNAUDITED)

                                                                                            June
                                                                                           30, 2001
                                                                                      ----------------
ASSETS
Intangible assets                                                                              14,622
Property, plant and equipment, net                                                            660,125
Investments                                                                                   121,409
                                                                                      ----------------
NON-CURRENT ASSETS                                                                            796,156

Inventories, net                                                                              830,191

Trade accounts receivable, net                                                                803,459
Accounts receivable from affiliated companies                                                  78,638
Other accounts receivable and other assets                                                     69,161
                                                                                      ----------------
ACCOUNTS RECEIVABLE AND OTHER ASSETS                                                          951,258

Cash and cash equivalent                                                                       55,133
                                                                                      ----------------
CURRENT ASSETS                                                                              1,836,582

Deferred charges                                                                               72,264
                                                                                      ----------------
TOTAL ASSETS                                                                                2,705,002
                                                                                      ================


SHAREHOLDER'S EQUITY AND LIABILITIES
Issued capital                                                                                 50,000
Reserves                                                                                      534,198
Profit available for distribution                                                               9,483
Minority interests                                                                            129,619
                                                                                      ----------------
SHAREHOLDER'S EQUITY                                                                          723,300

Provisions for pensions and similar obligations                                               130,016
Other accrued liabilities                                                                     254,573
                                                                                      ----------------
ACCRUED LIABILITIES                                                                           384,589

Liabilities to banks                                                                          102,874
Trade accounts payable                                                                        290,613
Liabilities to affiliated companies                                                         1,107,633
Other liabilities                                                                              93,394
                                                                                      ----------------
LIABILITIES                                                                                 1,594,514

Deferred income                                                                                 2,599
                                                                                      ----------------
TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES                                                  2,705,002
                                                                                      ================

The accompanying notes are an integral part of the interim condensed combined financial statements.

                                   dmc(2) GROUP
         INTERIM CONDENSED COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                                   GERMAN GAAP
                               (IN DEM THOUSANDS)
                                   (UNAUDITED)

                                                                                              Investments
                                                                        Profit                   by and
                                                                       Available                Advances
                                         Issued   Capital     Revenue     For         Minority    from
                                        Capital    Reserve   Reserves  Distribution  Interests  Degussa       Total
                                        ------------------------------------------------------------------------------
AS OF DECEMBER 31, 1999                       -         -           -          -            -  1,168,391    1,168,391
Formation (former Cerdec AG)             32,000   109,346       2,685     (7,042)           -   (136,989)           -
Contribution of precious metals
  and automotive catalysts
  divisions by Degussa                   18,000   149,000           -          -            -   (167,000)           -
Conversion of advances to liabilities         -         -           -          -            -   (689,269)    (689,269)
Conversion of advances to reserves            -         -      93,228          -            -    (93,228)           -
Conversion of advances to minority
  interest                                    -         -           -          -       81,905    (81,905)           -
Contribution from Degussa, net                -   100,458           -          -            -          -      100,458
Net income                                    -         -           -     24,832       22,182          -       47,014
Dividends paid                                -         -     (18,110)         -            -          -      (18,110)
Foreign currency translation adjustment       -         -      20,952          -            -          -       20,952
Reclassifications                             -         -      13,790    (13,790)           -          -            -
                                        ------------------------------------------------------------------------------
AS OF JUNE 30, 2000                      50,000   358,804     112,545      4,000      104,087          -      629,436
                                        ==============================================================================


                                                                              Profit
                                                                             Available
                                         Issued       Capital     Revenue       For           Minority
                                        Capital       Reserve    Reserves    Distribution    Interests    Total
                                        ==============================================================================
AS OF DECEMBER 31, 2000                  50,000       358,804     125,081        8,000        110,214         652,099
Net income                                    -             -           -       14,387         (2,035)         12,352
Dividends paid                                -             -           -       (7,953)            -           (7,953)
Contribution by minority partner              -             -           -             -        21,440          21,440
Foreign currency translation adjustment       -             -      45,362             -            -           45,362
Reclassifications                             -             -       4,951       (4,951)            -                -
                                        ------------------------------------------------------------------------------
AS OF JUNE 30, 2001                      50,000       358,804     175,394        9,483         129,619        723,300
                                        ==============================================================================

The accompanying notes are an integral part of the interim condensed combined financial statements.

                                   dmc(2) GROUP
              INTERIM CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                   GERMAN GAAP
                               (IN DEM THOUSANDS)
                                   (UNAUDITED)

                                                                Six months ended June 30,
                                                                   2000           2001
                                                                ------------------------
NET INCOME                                                        47,014         12,352
Adjustments to reconcile net income to
     net cash provided by (used in) operating activities:
Depreciation and amortization                                     41,146         46,362
(Gain)/loss on disposal of non-current assets                      1,326           (255)
Provision for deferred taxes                                      15,573          9,784
Loss from investments, net                                       (10,152)        (9,444)
Write-down of non-current assets                                       -            252

CHANGES IN OPERATING ASSETS AND LIABILITIES:
Inventories, net                                                 (52,611)        42,322
Trade accounts receivable, net                                  (193,188)       (66,850)
Accounts receivable from affiliated companies                   (118,859)       (17,042)
Other accounts receivable and assets                                 495         21,940
Deferred charges                                                   8,170        (26,782)
Provisions for pensions and similar obligations                   77,366          6,067
Other accrued liabilities                                        (23,397)       (13,518)
Advance payments received on orders                                  (49)        (2,102)
Trade accounts payable                                            87,861         38,979
Liabilities to affiliated companies                               49,707         37,194
Other liabilities                                                 17,135         13,567
Deferred income                                                   12,361            636
                                                                ------------------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  (40,102)        93,462

INVESTING ACTIVITIES:
Elimination of goodwill                                                -         30,841
Purchase of intangible assets                                          -         (3,804)
Capital expenditures                                             (71,714)      (107,746)
Acquisition of business, net of cash acquired                     (8,745)             -
Proceeds from disposal of non-current assets                       7,569         22,097
                                                                ------------------------
CASH USED IN INVESTING ACTIVITIES                                (72,890)       (58,612)

FINANCING ACTIVITIES:
Borrowings from banks, net                                       750,119       (836,716)
Net cash from (to) Degussa                                      (636,406)       786,620
Contribution by minority interest                                      -         21,440
                                                                ------------------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  113,713        (28,656)
Effect of exchange rate movements on cash                           (803)         1,793
                                                                ------------------------
CHANGE IN CASH AND CASH EQUIVALENTS                                  (82)         7,987
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  70,605         47,146
                                                                ------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                        70,523         55,133
                                                                ========================


The accompanying notes are an integral part of the interim condensed combined financial statements.

                   NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS
                                   dmc(2) GROUP
                               (IN DEM THOUSANDS)
                                   (UNAUDITED)

(1)            BASIS OF PREPARATION

               The accompanying combined financial statements were prepared in accordance with the provisions of the German Commercial Code ("Handelsgesetzbuch" - "HGB") and the German Stock Corporation Act ("Aktiengesetz" - "AktG"). These combined financial statements of the dmc(2) Group have been prepared in accordance with accounting principles generally accepted in Germany (German
               GAAP) as if the dmc(2) Group had always been an established legal group.

(2)            RECONCILIATION TO U.S. GAAP

               The interim combined financial statements are presented in accordance with German GAAP, which differ in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP").

               The significant differences that affect net income and shareholder's equity of dmc(2) Group are set forth below:

                                                                             Six Months Ended June 30,
        Reconciliation of net income (loss) to U.S. GAAP:          Note         2000          2001
                                                                   -----------------------------------
           Net income as reported in the
           combined statements of operations under German GAAP                 47,014        12,352

           Provisions and loss contingencies                        a)         (2,550)       (6,190)
           Valuation of inventory                                   b)            503          (203)
           Deferred taxes                                           c)          1,096        13,517
           Foreign currency revaluation                             d)          3,652        (2,069)
           Pensions and post retirement benefits                    e)         (3,240)       (4,796)
           Allowance for doubtful accounts                          f)          8,541        (4,359)
           Valuation of securities                                  g)          3,072            10
           Valuation of fixed assets                                h)             24         2,713
           Financial instruments                                    i)          1,671        30,188
           Purchase accounting of dmc(2) Group                      j)        (17,093)      (17,094)
           Purchase of minority interest in Cerdec AG               k)         (1,675)       (1,672)
           Combination of majority-owned subsidiaries               l)          5,171         4,779
           Minority interests                                       m)         (7,058)      (11,627)
           Equity method accounting                                 n)         (9,697)       (3,322)
           Goodwill                                                 o)         (2,913)        1,883
                                                                          -------------------------
        NET INCOME IN ACCORDANCE WITH U.S. GAAP                                26,518        14,110
                                                                          =========================

                                                                               Six Months Ended June 30,
         Reconciliation of shareholder's equity                  Note
         to U.S. GAAP:                                                         2000                    2001
                                                                -------------------------------------------------
         Shareholder's  equity  as  reported  in the  combined
          statements of shareholder's equity under German GAAP                    629,436             723,300

           Provisions and loss contingencies                      a)               47,057              24,691
           Valuation of inventory                                 b)                5,009               3,453
           Deferred taxes                                         c)             (149,579)           (137,792)
           Foreign currency revaluation                           d)                7,453                 (13)
           Pensions and post retirement benefits                  e)               (3,721)             (1,384)
           Allowance for doubtful accounts                        f)               17,877               4,497
           Valuation of securities                                g)               92,385              46,114
           Valuation of fixed assets                              h)                3,051              12,065
           Financial instruments                                  i)                 (415)             31,685
           Purchase accounting of dmc(2) Group                    j)              618,200             577,605
           Purchase of minority interest in Cerdec AG             k)               45,721              42,377
           Combination of majority - owned subsidiaries           l)               25,162              13,291
           Minority interests                                     m)              (24,129)            (57,189)
           Equity method accounting                               n)              (19,787)              4,591
           Goodwill                                               o)              (24,883)             (2,268)
                                                                        -----------------------------------------
         SHAREHOLDER'S EQUITY IN ACCORDANCE WITH U.S. GAAP                      1,268,837           1,285,023
                                                                        =========================================



          a)      PROVISIONS AND LOSS CONTINGENCIES

                  In accordance with German GAAP, dmc(2) Group recognized provisions for expected costs to be incurred for certain restructurings and other anticipated future costs. Under U.S. GAAP, the recognition criteria for such provisions are more stringent and require a number of prescribed conditions be satisfied before a liability can be recorded.

          b)      VALUATION OF INVENTORY

                  Under German GAAP, dmc(2) Group capitalizes overhead costs in accordance with German tax law, which excludes certain indirect and other costs. Under U.S. GAAP, manufacturing overhead costs include all indirect material, labor and overhead costs.

                  Under German GAAP, raw materials inventory is valued at the lower of average purchase cost or market price, similar to U.S. GAAP. However, for German GAAP purposes, market price is the lower of replacement cost and net realizable value. Differences may arise where sales prices are contracted at period end.

                  In accordance with German GAAP, LIFO layers are created in each period for each metal. A lower of cost or market assessment is performed every period for each metal layer. For U.S. GAAP purposes, the lower of cost or market assessment is applied to an entire metal position. Under U.S. GAAP, the inventory was revalued as a result of the purchase accounting described in Note 33 (j).


          c)      DEFERRED TAXES

                  Under German GAAP, deferred tax assets and liabilities are generally recognized for temporary differences between book carrying values and tax bases of assets and liabilities, with the exception of deferred tax assets relating to net operating loss carry forwards which are recognized to the extent of offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

                  Under U.S. GAAP, deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at period-end are recognized in accordance with Statement of Financial Accounting Standards No., 109 "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, net operating loss carryforwards that are available to reduce future taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized.

                  The deferred tax adjustment included in the above reconciliation to U.S. GAAP also contains the income tax effects of the above U.S. GAAP adjustments, where appropriate.

          d)      FOREIGN CURRENCY REVALUATION

                  Under German GAAP, foreign currency denominated receivables (payables) are translated at the lower (higher) of the period-end spot rate or contracted rate, respectively.

                  Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at current exchange rates at period-end with any resulting adjustments in operating results.

          e)      PENSIONS AND POST RETIREMENT BENEFITS

                  For German GAAP, certain increases in pension and other similar obligations are recognised immediately in earnings. Under U.S. GAAP, changes in pension and similar obligations (including those resulting from plan amendments) are not recognised as they occur but are recognised systematically and gradually over subsequent periods. Following the Formation of dmc(2) Group as a legal entity in 2000, certain pension plans were amended to increase benefits as well as expand the number of participants.

                  As part of the Formation of the dmc(2) Group, Degussa assumed the liability for certain dmc(2) Group employees retired as of January 1, 2000. Under German GAAP the pension expense associated to these retired employees is not included in income for the year ended December 2000. For U.S. GAAP, pension costs associated with the retired employees has been reflected in the U.S. GAAP reconciliation.

          f)      ALLOWANCE FOR DOUBTFUL ACCOUNTS

                  In addition to specific reserves, dmc(2) Group also maintains a general allowance as well as a country risk allowance for German GAAP purposes. For U.S. GAAP purposes, these allowances were reversed except for the amounts based upon dmc(2) Group's historical loss experience.

          g)      VALUATION OF SECURITIES

                  Under German GAAP, marketable debt and equity securities are generally carried at the lower of cost or market value. Under U.S. GAAP, marketable debt and equity securities other than investments accounted for by the equity method, are categorized as either trading, available-for-sale, or held to maturity. Securities classified as trading or available-for-sale are reported at fair value at the balance sheet date and held to maturity securities are reported at historical cost. Unrealized gains and losses on trading securities are recorded in net income while unrealized gains and losses on securities categorized as available-for-sale are recorded in shareholder's equity, net of income tax.

          h)      VALUATION OF FIXED ASSETS

                  Under German GAAP, capitalization of certain construction project costs is not required. Under U.S. GAAP, certain project costs are required to be capitalized. Further, capitalization of interest during the construction phase of the project is permitted but not required under German GAAP. Under U.S. GAAP, interest is capitalized during the construction phase of major construction projects. Capitalized interest and other costs are added to the cost of underlying assets and are depreciated over the useful life of the asset.

          i)      FINANCIAL INSTRUMENTS

                  Under German GAAP, the fair values of precious metal futures contracts are netted amongst their respective metal portfolios with any resultant unrealized loss recognized in earnings. Under U.S. GAAP, each metal future contract is marked to market with both positive or negative fair values recognized in earnings.

                  Under German GAAP, negative fair values of foreign currency forwards and interest rate swaps contracted with third parties are recognized in earnings. For U.S. GAAP, positive and negative fair values are recognized in earnings.

                  Precious metal leases are treated off balance sheet under German GAAP since title and ownership of the leased metal do not pass to the lessee. Precious metal leases were similarly treated for U.S. GAAP until the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended on January 1, 2000. After adoption, precious metal leases are treated as derivative instruments. Therefore, changes in fair values are reported in earnings.

          j)      PURCHASE ACCOUNTING OF dmc(2) GROUP

                  E.ON AG (formerly Veba AG) acquired Degussa, including the related assets and liabilities of the dmc(2) Group, in two separate transactions. The initial 36,4 % ownership interest was acquired in December 1997 with the remaining 63,6 % interest acquired in February 1999. For German GAAP purposes, the recorded amounts of dmc(2) Group's assets acquired and liabilities assumed by E.ON AG remained at historical cost basis. For U.S. GAAP purposes, a new basis of accounting is established for dmc(2) Group's assets and liabilities based upon the fair values of the respective assets acquired and liabilities assumed by E.ON AG at each acquisition date.

                  As a result of the new basis of accounting, shareholder's equity was increased and additional charges reflected in the reconciliation of net income for the effects of increases in cost of sales, depreciation expense of tangible and intangible assets, and related deferred taxes. The deferred tax effect is reflected in Note 2(c) above.

          k)      PURCHASE OF MINORITY INTEREST IN CERDEC AG

                  In March 1999, Degussa AG purchased the remaining minority interest of 30% in Cerdec AG from Ciba Geigy. In accordance with German GAAP, the excess of the acquisition cost of the minority interest acquired over the fair value of the net assets acquired is offset against shareholder's equity. Under U.S. GAAP, goodwill is capitalized and depreciated over its useful life. dmc(2) Group's policy is to depreciate goodwill over 15 years.

          l)      COMBINATION OF MAJORITY-OWNED SUBSIDIARIES

                  dmc(2) Group does not combine a number of investments in domestic and foreign companies in its combined financial statements under German GAAP. For U.S. GAAP, the number of companies consolidated in the combined financial statements has been increased. The remaining companies not included in the scope of the consolidation for U.S. GAAP purposes are not material to the combined shareholder's equity, financial position, and net operating results.

                  Combination of dmc(2) L.P.

                  dmc(2) L.P. is consolidated under German GAAP with Degussa's 99 % interest in equity and earnings shown as minority interests. As these combined financial statements are prepared with respect to the sale of dmc(2) Group to OMG and OMG has purchased the remaining 99 % interest of dmc(2) L.P. from Degussa as part of this agreement, dmc(2) L.P. has been fully consolidated with no minority interests for U.S. GAAP purposes.

          m)      MINORITY INTERESTS

                  Under German GAAP, minority interest is included as a separate component of shareholder's equity and is not adjusted in determining net income. Under U.S. GAAP, minority interest is not shown as equity and is adjusted in determining net income.

          n)      EQUITY METHOD ACCOUNTING

                  In accordance with German GAAP, investments in associated companies subject to significant influence (generally entities which are 20 - 50 % owned) are not required to be accounted for under the equity method, if certain materiality tests are met, and can be recorded under the cost method (and, if applicable, the lower of cost or market value).

                  Under U.S. GAAP, investments in associated companies are recorded using the equity method of accounting if the investor has significant influence over the operating or financial decisions of the investee. For both German GAAP and U.S. GAAP, the balance of each investment is increased or decreased, as appropriate, to account for the investor's proportionate share of the investee earnings, less dividends received.

                  Under German GAAP, based on materiality it is permissible to consolidate foreign associated companies on the basis of their local accounting principles, not restated for German GAAP. Foreign associated companies have been converted to U.S. GAAP for consolidation purposes in the U.S. GAAP reconciliation.

                  For German GAAP, in cases where the associated company's financial year end differs from the investor's year end, the associated company's previous financial information is utilized for consolidation. For U.S. GAAP, financial information of associated companies for periods ended within 90 days of the year end of the associated investor's financial year end.

          o)      GOODWILL

                  In accordance with German GAAP, goodwill was either charged directly to shareholder's equity or capitalized and depreciated over 15 years. For U.S. GAAP purposes all goodwill is capitalized and depreciated over 15 years. The effect of goodwill adjustments arising from the E.ON AG acquisition of Degussa and the acquisition of the minority interest in Cerdec AG is included in notes 33(j) and 33(k), respectively.

                  EXTRAORDINARY INCOME (EXPENSE)

                  The items classified as extraordinary income (expense) under German GAAP would not be presented as extraordinary items for U.S. GAAP purposes.

          (3)     Subsequent Event

                  On August 10, 2001, Degussa forgave approximately DM 1,109,427 of affiliate advances due from dmc(2) Group to Degussa AG.

                        OM GROUP, INC. AND dmc(2) GROUP
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared by OMG's management in accordance with generally accepted accounting principles in the United States. These pro forma financial statements reflect OMG's acquisition of dmc(2) Group on August 10, 2001 and combine for the periods or date indicated the historical consolidated financial statements of OMG and dmc(2) Group, using the purchase method of accounting.

The unaudited pro forma combined statements of income reflect adjustments as if the acquisition had occurred at the beginning of the period presented. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of OMG and dmc(2) Group. The pro forma financial statements include preliminary estimates and assumptions that OMG's management believes are reasonable. The pro forma results are not necessarily indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future, and do not include any adjustments or other effects of the planned integration of OMG and dmc(2) Group not calculated or prepared in accordance with Article 11-02 of Regulation S-X.

The pro forma financial statements have been prepared using the following facts and assumptions:

1. OMG acquires all the businesses of dmc(2) Group in exchange for a total cash payment of $1.072 billion.

2. OMG sells the electronic materials, performance pigments, glass systems and Cerdec ceramics divisions of dmc(2) Group for a cash purchase price of $525.5 million, the proceeds from which were used to reduce a portion of debt issued in connection with the acquisition.

3. OMG borrows $594.9 million, consisting of $546.5 million to finance the acquisition price, and estimated financing and related transaction costs of $48.4 million.

4. OMG issues 3.5 million additional shares of its common stock and uses the net proceeds of $200 million to retire a portion of the outstanding debt associated with the acquisition.

5. The acquired assets and liabilities of dmc(2) Group are recorded at estimated fair values, as determined by OMG's management, based on information currently available and on current tentative assumptions as to the future operations of dmc(2) Group. OMG is in the process of obtaining independent appraisals of the acquired property, plant and equipment, intangible assets, and estimates of their remaining useful lives. OMG is also reviewing and determining the fair value of the other assets acquired and liabilities assumed. Accordingly, the allocation of the purchase price to the acquired assets and liabilities of dmc(2) Group is subject to revision as a result of the final determination of the purchase price and of appraised and other fair values.

         The preliminary allocation of the aggregate purchase price of businesses acquired of dmc(2) Group, and the recognition of the excess of aggregate purchase price over the estimated fair value of net assets acquired, is as follows (in millions):


                 Adjust acquired inventories to estimated fair value                                          $124.0
                 Adjust acquired property, plant and equipment to estimated fair value                          22.0
                 Record preliminary adjustment for acquired intangible assets                                   18.0
                 Record preliminary estimate of goodwill                                                        45.1
                 Elimination of acquired goodwill                                                              (46.4)
                 Record estimated financing costs                                                               32.0
                 Establish environmental accrual                                                                (9.0)
                 Establish deferred tax liability resulting from the application of purchase accounting        (67.5)
                 Elimination of debt not assumed                                                               446.8
                 Eliminate net equity acquired                                                                  29.9

                                                                                                           -----------
          Aggregate purchase price and related transaction costs                                              $594.9
                                                                                                           ===========

                        OM GROUP, INC. AND dmc(2) GROUP
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                                             Pro Forma Adjustments
                                                                      ------------------------------------
                                                            dmc(2)                                              PRO
                                             OMG            GROUP      TRANSACTION             DIVISIONS      FORMA
                                         HISTORICAL      HISTORICAL     ADJUSTMENTS              SOLD         COMBINED
                                         -------------------------------------------------------------------------------
Net sales                                    $887.7        $6,101.5                               $(545.6)    $6,443.6
Cost of products sold                         673.9         5,765.2          $   2.2   (1a)        (395.2)     6,046.1
                                         ------------ --------------- ---------------         ------------ -------------
                                              213.8           336.3             (2.2)              (150.4)       397.5
Selling, general and
    administrative expenses                    75.4           282.8             (5.0)(1b,c)        (132.6)       220.6
                                         ------------ --------------- ---------------         ------------ -------------
Income from operations                        138.4            53.5              2.8                (17.8)       176.9

Other income (expense)
    Interest expense, net                     (37.4)          (26.1)           (12.0) (1d,e)          9.4        (66.1)
    Other                                      (1.1)           (3.7)                                 (2.0)        (6.8)
                                         ------------ --------------- ---------------         ------------ -------------
                                              (38.5)          (29.8)           (12.0)                 7.4        (72.9)

Income before income taxes                     99.9            23.7             (9.2)               (10.4)       104.0

Income taxes                                   28.4           (18.8)            25.2  (1f,g)         (4.7)        30.1
                                         ------------ --------------- ---------------         ------------ -------------
Net income                                  $  71.5      $     42.5           $(34.4)             $  (5.7)   $    73.9
                                         ============ =============== ===============         ============ =============

Weighted average number of
    common shares outstanding
    (in millions)                              23.8                              3.5                              27.3

Net income per common share                   $2.99                                                              $2.71

Weighted average number of
    common shares outstanding
    (in millions) - assuming
    dilution                                   24.3                              3.5                              27.8

Net income per common share -
    assuming dilution                         $2.95                                                              $2.66

                        OM GROUP, INC. AND dmc(2) GROUP
           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

The adjustments to give pro forma effect to OMG's acquisition of dmc(2) Group for the year ended December 31, 2000 and the estimated purchase price allocation are as follow:

1.        To reflect OMG's acquisition on dmc(2) Group (in millions)

          a.      Adjust depreciation expense of property, plant and equipment over a 10 year life          $     2.2
          b.      Recognize reduction in goodwill amortization related to acquired goodwill                      (6.2)
          c.      Adjust amortization expense for acquired intangible assets over a 15 year life                  1.2
          d.      Recognize additional interest expense due to $394.9 million increase in consolidated long-term debt to finance the acquisition and related transaction costs, assuming a weighted average interest rate of 9.1%, reduced by the elimination of interest expense on debt not assumed. An increase in the LIBOR rate of 1/8 of 1% would increase annual
                  pro forma interest expense by approximately $0.1 million.                                       7.1
          e.      Amortize the estimated financing costs over the life of the related debt                        4.9
          f.      Record the income tax effect of the previous adjustments assuming a 35% income tax rate         5.4
          g.      To adjust for the one-time effect of certain non-recurring items, including a reduction in the statutory tax rate in Germany and changes in German tax law regarding unrealized
                  gains on marketable securities                                                                (30.6)


                        OM GROUP, INC. AND dmc(2) GROUP
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)



                                                                             Pro Forma Adjustments
                                                                     -------------------------------------
                                                           dmc(2)                                                PRO
                                             OMG           GROUP      TRANSACTION              DIVISIONS       FORMA
                                        HISTORICAL      HISTORICAL     ADJUSTMENTS               SOLD         COMBINED
                                        ------------ --------------- --------------- -------- ------------ -------------
Net sales                                 $1,285.5        $3,614.7                               $(294.5)    $4,605.7
Cost of products sold                      1,067.4         3,431.8         $ 1.3       (1a)       (220.0)     4,280.5
                                        ------------ --------------- ---------------          ------------ -------------
                                             218.1           182.9          (1.3)                  (74.5)       325.2

Selling, general and
    administrative expenses                   94.2           144.9          (3.0)     (1b,c)       (76.7)       159.4
                                        ------------ --------------- ---------------          ------------ -------------
Income from operations                       123.9            38.0           1.7                     2.2        165.8

Other income (expense)
    Interest expense, net                    (37.9)          (19.9)         (1.5)     (1d,e)         3.9        (55.4)
    Other                                     (1.4)            4.5                                  (0.7)         2.4
                                        ------------ --------------- ---------------          ------------ -------------
                                             (39.3)          (15.4)         (1.5)                    3.2        (53.0)

Income before income taxes                    84.6            22.6           0.2                     5.4        112.8

Income taxes                                  24.3            12.6          (5.6)     (1f,g)        (0.5)        30.8
                                        ------------ --------------- ---------------          ------------ -------------

NET INCOME                                 $  60.3     $      10.0         $ 5.8                 $   5.9     $   82.0
                                        ============ =============== ===============          ============ =============


Weighted average number of
    common shares outstanding
    (in millions)                             24.0                           3.5                                 27.5

Net income per common share                  $2.51                                                              $2.98

Weighted average number of
    common shares outstanding
    (in millions) - assuming
    dilution                                  24.4                           3.5                                 27.9

Net income per common share
    - assuming dilution                      $2.47                                                              $2.94

                        OM GROUP, INC. AND dmc(2) GROUP
           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

The adjustments to give pro forma effect to OMG's acquisition of dmc(2) Group for the nine months ended September 30, 2001 and the estimated purchase price allocation are as follows:

1.        To reflect OMG's acquisition of dmc(2) Group (in millions)

          a.     Adjust depreciation expense of property plant and equipment over a 10 year life                 $1.3
          b.     Recognize reduction in goodwill amortization related to acquired goodwill                       (3.7)
          c.     Adjust amortization expense for acquired intangible assets over a 15 year life                   0.7
          d.     Recognize additional interest expense due to $394.9 million increase in consolidated long-term debt to finance the acquisition and related transaction costs, assuming a weighted average interest rate of 8.9%, reduced by elimination of interest expense on debt not assumed, and adjusted for the difference in interest rates between the bridge notes and the permanent financing. An increase in the
                 LIBOR rate of 1/8 of 1% would increase interest expense by $0.1 million.                        (1.4)
          e.     Amortize the estimated financing costs over the life of the related debt                         2.9
          f.     Record the income tax effect of the previous adjustments assuming a 35% income tax rate          1.3
          g.     Adjust tax expense for the acquired business to reflect the tax structure of
                 the combined organization                                                                        4.3
